CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                                                   EXHIBIT 10.43








                                    AGREEMENT


                                     BETWEEN


                                  AVIGEN, INC.


                                       AND

                                BAYER CORPORATION

                                TABLE OF CONTENTS

                                                                             PAGE

ARTICLE 1.      DEFINITIONS .................................................  2

    1.1      "AAV" ..........................................................  2

    1.2      "AAV-FIX" ......................................................  2

    1.3      "AE" ...........................................................  2

    1.4      "Affiliate" ....................................................  2

    1.5      "Agreement" ....................................................  2

    1.6      "Avigen Core Technology" .......................................  2

    1.7      "Avigen Core Technology Rights" ................................  3

    1.8      "Avigen Improvement Rights" ....................................  3

    1.9      "Avigen Improvements" ..........................................  3

    1.10     "Avigen Indemnitee" ............................................  3

    1.11     "Avigen Know-How" ..............................................  3

    1.12     "Avigen Trademark" .............................................  3

    1.13     "Bayer Improvement Rights" .....................................  3

    1.14     "Bayer Improvements" ...........................................  3

    1.15     "Bayer Indemnitee" .............................................  3

    1.16     "Bayer Know-How" ...............................................  3

    1.17     "Bayer Trademark" ..............................................  4

    1.18     "BLA" ..........................................................  4

    1.19     "Business Day" .................................................  4

    1.20     "Certificate of Analysis" ......................................  4

    1.21     "Claim" ........................................................  4

    1.22     "Clinical Development" .........................................  4

    1.23     "Commercial Launch" ............................................  5

    1.24     "Commercialize" ................................................  5

    1.25     "Commercially Reasonable Efforts" ..............................  5

    1.26     "Competing Product" ............................................  5

    1.27     "Competitor" ...................................................  5

    1.28     "Confidential Information" .....................................  5

    1.29     "Damages" ......................................................  5

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

    1.30     "Dollar" ......................................................   5

    1.31     "Dominated" ...................................................   5

    1.32     "Dose" ........................................................   5

    1.33     "Effective Date" ..............................................   5

    1.34     "EMEA" ........................................................   5

    1.35     "Existing Licenses" ...........................................   5

    1.36     "Facility" ....................................................   6

    1.37     "Fair Market Value" ...........................................   6

ARTICLE 2.      PATENTS, IMPROVEMENTS AND KNOW-HOW .........................  13

    2.1      Grant of Licenses; Negotiation of Licenses ....................  13

             (a)      Grant by Avigen ......................................  13

             (b)      Grant by Bayer .......................................  13

             (c)      [...*...] Licenses ...................................  13

    2.2      Notice of Improvements and Joint Inventions; Election with
             Respect to Avigen and Bayer Improvements ......................  13

             (a)      Notice ...............................................  13

             (b)      Election .............................................  13

                      (i)      Avigen Improvement Rights ...................  13

                      (ii)     Bayer Improvement Rights ....................  14

    2.3      Disclosure of Know-How ........................................  14

             (a)      Disclosure of Avigen Know-How ........................  14

             (b)      Disclosure of Bayer Know-How .........................  14

    2.4      Sublicensing ..................................................  14

    2.5      Correction of Patent Assignments ..............................  15

    2.6      Patent License Registration ...................................  15

    2.7      Acknowledgment of Ownership ...................................  16

    2.9      Use of Joint Invention Rights .................................  16

ARTICLE 3       DEVELOPMENT; GOVERNANCE ....................................  17

    3.1      Clinical Development Trials for Hemophilia Type B .............  17

             (a)      Clinical Development Activities ......................  17

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE


                      (i)      Avigen ......................................  17

                      (ii)     Bayer .......................................  17

             (b)      Election Regarding [...*...] .........................  17

             (c)      Regular Review of Clinical Data and the Project
                      Plan .................................................  18

    3.2      IND and BLA Ownership and Maintenance .........................  18

    3.3      Orphan Drug Filings ...........................................  18

    3.4      Regulatory Responsibility .....................................  18

    3.5      Project Team ..................................................  19

             (a)      Formation ............................................  19

             (b)      Membership ...........................................  19

             (c)      Meetings .............................................  19

             (d)      Functions ............................................  19

             (e)      Expenses .............................................  19

    3.6      Governance Committee ..........................................  20

             (a)      Formation ............................................  20

             (b)      Membership ...........................................  20

             (c)      Voting Powers ........................................  20

             (d)      Meetings .............................................  20

             (e)      Function .............................................  20

             (f)      Expenses .............................................  21

             (g)      Dispute Resolution ...................................  21

    3.7      Cooperation ...................................................  21

    3.8      Escrow of Plasmids ............................................  21

             (a)      Avigen's Obligations .................................  21

             (b)      Bayer's Obligations ..................................  22

ARTICLE 4.            REPORTING OF EVENTS ..................................  22

    4.1      Reporting Obligations .........................................  22

             (a)      Exchange of Drug Safety Information ..................  22

             (b)      Reporting of Adverse Events and Serious Adverse
                      Events ...............................................  22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE


             (c)      Periodic Safety Update Reports ("PSURs") and Safety
                      Requests from Health Authorities .....................  23

             (d)      Reports on Recombinant DNA Molecular Research ........  23

             (e)      Exchange of Drug Safety Requests .....................  23

             (f)      Regulatory Actions ...................................  23

             (g)      Safety Data Base; Medical Inquiries ..................  23

             (h)      Events Affecting Integrity or Reputation .............  23

             (i)      Governmental Inspection ..............................  24

             (j)      Summary of Safety Information ........................  24

    4.2      Technical Support Regarding Adverse Events and Product
             Complaints ....................................................  24

             (a)      Product Complaints ...................................  24

             (b)      Retention of Product Samples .........................  24

             (c)      Quality Assurance Investigations .....................  24

             (d)      Stability Data .......................................  24

ARTICLE 5.            MILESTONE PAYMENTS ...................................  24

    5.1      Milestone Payments ............................................  24

             (a)      Initiation of Phase II/III Clinical Trials by
                      Bayer, its Affiliates or Sublicensees ................  25

             (b)      BLA Submission for the Product .......................  25

             (c)      Approval of a BLA ....................................  25

             (d)      [...*...] ............................................  25

    5.2      Royalty Payments ..............................................  25

             (a)      Patent Rights, Improvement Rights, and Know-How
                      Royalty ..............................................  25

ARTICLE 6.            PROTECTION OF INTELLECTUAL PROPERTY ..................  25

     6.1      Prosecution and Maintenance of Patent Rights, Improvement
              Rights, and Joint Invention Rights ...........................  25

              (a)      Patent Rights and Avigen Improvement Rights .........  25

              (b)      Bayer Improvement Rights ............................  25

              (c)      Joint Invention Rights ..............................  25

              (d)      Abandonment .........................................  26

              (e)      Notice ..............................................  26

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

     6.2      Registration and Maintenance of Avigen Trademark .............  26

     6.3      Patent Term Restoration ......................................  26

     6.4      Infringement of Patent Rights and Improvement Rights .........  27

              (a)      Protection in General ...............................  27

              (b)      Notice ..............................................  27

              (c)      Action Against Infringement in the Field ............  27

              (d)      Recovery ............................................  27

              (e)      Damages .............................................  27

              (f)      Election Not to Prosecute ...........................  28

              (g)      Indispensable Party .................................  28

              (h)      Settlement ..........................................  28

     6.5      Third Party Intellectual Property ............................  28

              (a)      Notice ..............................................  28

              (b)      Action ..............................................  28

              (c)      Trade Secret Misappropriation .......................  28

              (d)      Settlement ..........................................  28

              (e)      Damages .............................................  28

              (f)      Recoveries ..........................................  29

     6.6      Infringement of Trademark ....................................  29

              (a)      Protection of Trademark .............................  29

              (b)      Action by Bayer to Defend the Bayer Trademark .......  29

              (c)      Action by Bayer with Respect to Infringement of
                       Avigen Trademark and Trademarks .....................  29

     6.7      Recovery .....................................................  29

     6.8      Notice .......................................................  29

     6.9      Exclusivity ..................................................  29

              (a)      Competing Products ..................................  29

              (b)      Restoring Exclusivity by Obtaining a Continuation
                       Right ...............................................  30

ARTICLE 7.            GENERAL SCOPE OF SERVICES & GRANT OF LICENSE .........  30

    7.1      Scope of Services .............................................  30

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                       v.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE


    7.2      Grant of License ..............................................  30

    7.3      Sublicensing ..................................................  30

ARTICLE 8.            FORECASTS AND PURCHASE ORDERS ........................  31

    8.1      Clinical Supply ...............................................  31

    8.2      Quarterly Product Forecast For Commercial Supply ..............  31

             (a)      Product Forecasts ....................................  31

             (b)      Initial Product Forecast .............................  31

             (c)      Delivery of Purchase Order; Contents .................  31

             (d)      Amending Forecasts ...................................  31

             (e)      Production Capacity ..................................  31

    8.3      Governing Terms ...............................................  31

    8.4      Non-commercial Supply .........................................  32

    8.5      Fulfillment of Purchase Orders ................................  32

    8.6      Inventory .....................................................  32

    8.7      Failure to Supply .............................................  32

ARTICLE 9.            PRODUCTION ...........................................  33

    9.1      Processing ....................................................  33

    9.2      Procurement of Ingredients and Materials; Inventory ...........  33

    9.3      Quality Assurance .............................................  33

             (a)      Testing by Avigen ....................................  33

             (b)      Notice of Non-Conforming Products ....................  33

             (c)      Testing by Bayer .....................................  33

                      (i)      Quality Testing .............................  33

                      (ii)     Release-Testing for Europe ..................  33

             (d)      Notice of Delivery of Non-Conforming Products ........  34

             (e)      Observation by Bayer .................................  34

             (f)      Recalls and Voluntary Withdrawals ....................  34

    9.4      Final Label Products ..........................................  35

ARTICLE 10.           DELIVERY; INVOICES ...................................  35

    10.1     Delivery ......................................................  35

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      vi.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

    10.2     Certificates of Analysis ......................................  35

    10.3     Method of Invoicing and Payment ...............................  35

ARTICLE 11.           MARKETING BY BAYER ...................................  35

    11.1     Marketing .....................................................  35

    11.2     Promotional Materials .........................................  35

    11.3     Compliance with Laws ..........................................  35

    11.4     Compassionate Use .............................................  36

    11.5     Bayer Acquisition or Merger ...................................  36

ARTICLE 12.           PACKAGE PRICE PAYMENT ................................  36

    12.1     Package Price .................................................  36

             (a)      Products .............................................  36

                      (i)      Aggregate Net Sales of Less than [...*...] ..  36

                      (ii)     Aggregate Net Sales of [...*...] ............  36

                      (iii)    [...*...] ...................................  36

             (b)      Clinical Supplies ....................................  37

             (c)      Non-Commercial Product ...............................  37

    12.2     Remittance of Payments ........................................  37

             (a)      Products .............................................  37

                      (i)      Initial Payment .............................  37

                      (ii)     Payment of the Balance of the Package
                               Price Plus Avigen Royalty ...................  37

             (b)      Clinical Supplies and Non-Commercial Products ........  37

             (c)      Wire Transfer ........................................  37

    12.3     Foreign Currency ..............................................  37

ARTICLE 13.           MANUFACTURING ISSUES AND CONSULTING SERVICES .........  38

    13.1     Manufacturing Issue ...........................................  38

    13.2     Consulting Services ...........................................  38

             (a)      By Bayer .............................................  38

             (b)      By Avigen ............................................  38

ARTICLE 14.           GENERAL PAYMENT PROVISIONS ...........................  39

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      vii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

    14.1     Deductions ....................................................  39

    14.2     Reports .......................................................  39

    14.3     Records .......................................................  39

    14.4     Interest on Late Payments .....................................  39

    14.5     Audit .........................................................  39

             (a)      Avigen Audit .........................................  39

             (b)      Bayer Audit ..........................................  40

ARTICLE 15.           REPRESENTATIONS AND WARRANTIES .......................  40

    15.1     Avigen's Representations and Warranties .......................  40

             (a)      Due Organization .....................................  40

             (b)      Execution, Delivery and Performance ..................  41

             (c)      Legal, Valid and Binding Obligation ..................  41

             (d)      Ownership of Patent Rights and Avigen Know-How .......  41

             (e)      Validity and Enforceability of Patents ...............  41

             (f)      Validity and Use of Avigen Trademark .................  41

             (g)      Investigation of Prior Art ...........................  41

             (h)      No Infringement or Misappropriation of Third Party
                      Rights ...............................................  42

             (i)      No Infringement of Avigen Intellectual Property ......  42

             (j)      Work-For-Hire ........................................  42

             (k)      No Claims or Suits Regarding Avigen Intellectual
                      Property .............................................  42

             (l)      Protection of Confidential Information ...............  42

             (m)      No Material Omissions ................................  42

    15.2     Bayer's Representations and Warranties ........................  42

             (a)      Due Organization .....................................  42

             (b)      Execution, Delivery and Performance ..................  43

             (c)      Legal, Valid and Binding Obligation ..................  43

             (d)      Protection of Confidential Information ...............  43

    15.3     Compliance with Law ...........................................  43

    15.4     Warranty by Avigen with Respect to the Product ................  43

    15.5     Avigen Disclaimer of Warranties ...............................  44

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                     viii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

ARTICLE 16.           REMEDIES, INDEMNIFICATION AND LIABILITY ..............  44

    16.1     Remedies for Delivery of Non-Conforming Products ..............  44

    16.2     Indemnification in Favor of Avigen ............................  44

    16.3     Indemnification In Favor of Bayer .............................  44

    16.4     Shared Liability and Indemnification ..........................  45

    16.5     Limitations ...................................................  45

    16.6     Notice ........................................................  45

    16.7     Defense .......................................................  45

             (a)      Defense Pursuant to Section 16.2 or Section 16.3 .....  45

             (b)      Defense Pursuant to Section 16.4 .....................  45

ARTICLE 17.           CONFIDENTIAL INFORMATION .............................  46

    17.1     Confidentiality Requirement ...................................  46

    17.2     Permitted Disclosure of Confidential Information ..............  46

    17.3     Permitted Disclosure of Know-How ..............................  46

ARTICLE 18.           TERM AND TERMINATION .................................  47

    18.1     Term and Exclusivity ..........................................  47

             (a)      Term .................................................  47

             (b)      Exclusivity ..........................................  47

                      (i)      In the European Economic Area ...............  47

                      (ii)     In Those Countries with Patent Protection
                               other than in the European Economic Area ....  47

                      (iii)    In Those Countries Without Patent
                               Protection ..................................  47

             (c)      Noncompete ...........................................  48

    18.2     Termination ...................................................  48

             (a)      Elective Termination .................................  48

             (b)      By Bayer in the Event of a Supply Breach .............  48

             (c)      By Avigen in the Event of a Material Breach by
                      Bayer ................................................  48

             (d)      Insolvency ...........................................  48

             (e)      Force Majeure ........................................  48

             (f)      Termination by Bayer .................................  48

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      ix.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

                      (i)      In the event of Patent Expiration ...........  48

                      (ii)     During Development ..........................  49

                      (iii)    During Marketing ............................  49

    18.3     Avigen's Rights Upon Termination in Certain Circumstances .....  49

    18.4     Bayer's Rights Upon Termination For Supply Breach and Avigen
             Insolvency ....................................................  49

    18.5     Bayer's Rights Upon Avigen Material Breach other than Supply
             Breach); Avigen Force Majeure .................................  50

    18.6     Effect of Termination .........................................  50

    18.7     Survival ......................................................  50

    18.8     Termination of Exclusive Distributorship ......................  51

ARTICLE 19.           DISPUTE RESOLUTION AND ARBITRATION ...................  51

    19.1     Initial Dispute Resolution Efforts ............................  51

    19.2     Arbitration ...................................................  51

             (a)      Arbitration Rules ....................................  51

             (b)      Number and Selection of Arbitrators ..................  51

             (c)      Place and Language of Arbitration ....................  52

             (d)      Binding Decision .....................................  52

             (e)      Allocation of Costs ..................................  52

             (f)      Interest .............................................  52

             (g)      Limitation of Damages ................................  52

             (h)      Currency .............................................  52

             (i)      Speed of Arbitration .................................  52

                      (i)      Generally ...................................  52

                      (ii)     Clinical or Manufacturing Issues ............  52

             (j)      Enforcement of Judgment ..............................  52

             (k)      Confidentiality ......................................  53

             (l)      Interim Measures .....................................  53

ARTICLE 20.           GENERAL PROVISIONS ...................................  53

    20.1     Notice ........................................................  53

    20.2     Governing Law .................................................  55

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                       x.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE

20.3     Registration and Filing of this Agreement .........................  55

20.4     Relationship ......................................................  55

20.5     Force Majeure .....................................................  56

20.6     Publicity .........................................................  56

20.7     Headings ..........................................................  56

20.8     Assignment ........................................................  56

20.9     Covenant of Further Assurances ....................................  56

20.10    Entire Agreement ..................................................  56

20.11    Severability ......................................................  57

20.12    Waivers; Amendment ................................................  57

20.13    Counterparts ......................................................  57

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      xi.

                                    AGREEMENT

        This Agreement (the "Agreement") is made and entered into on November 17, 2000 by and between Avigen, Inc., a Delaware corporation having its principal place of business at 1201 Harbor Bay Parkway, Suite 1000, Alameda, California 94502 ("Avigen"), and Bayer Corporation, an Indiana corporation having offices at 79 T.W. Alexander Drive, 4101 Research Commons, P.O. Box 13887, Research Triangle Park, North Carolina 27709 ("Bayer") (hereinafter, each of Avigen and Bayer a "Party" and, collectively, the "Parties").

PART I: INTRODUCTION

                              W I T N E S S E T H :

        WHEREAS Avigen has developed and/or controls certain patented methods of using and patented processes for producing gene therapy products based on adeno-associated virus vectors, some of which products may be used for the treatment of inherited diseases such as hemophilia;

        WHEREAS Avigen is conducting Phase I/II Clinical Trials on a gene therapy product for the treatment of hemophilia type B using an adeno-associated virus vector containing the human Factor IX gene;

        WHEREAS Bayer has experience in the treatment of hemophilia type B, and wishes to conduct the Phase II/III Clinical Trials on such gene therapy product for the treatment of hemophilia type B using an adeno-associated virus vector containing the human Factor IX gene, within the context of a collaborative relationship between the Parties as laid out in this Agreement;

        WHEREAS Bayer wishes to obtain license rights from Avigen to practice under Avigen's patent, know-how (including trade secret) and trademark rights relating to such product for the purpose of pursuing the further clinical development and commercialization of such product;

        WHEREAS Avigen already has the knowledge, expertise and personnel, and possesses [...*...] the licenses, equipment and facilities, to develop large scale production of and manufacture at a commercial scale adeno-associated viral products in a manner which complies with all legal requirements;

        WHEREAS the Parties wish, therefore, that Avigen perform the actual manufacture of such gene therapy product for the treatment of hemophilia type B, and that Bayer market such product, both as part of such collaborative relationship between the Parties; and

        WHEREAS the Parties expect additional patents or extensions of existing patents to be filed and to issue such that patent protection licensed hereunder would extend through 2021 and recognize the value in particular of the manufacturing know-how and expertise that Avigen will provide to the collaboration throughout the term of this Agreement;



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        NOW THEREFORE, in consideration of the above stated premises and of the mutual covenants and agreements set forth below, and intending to be legally bound by the provisions of this Agreement, the Parties hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings indicated:

1.1 "AAV" shall mean an adeno-associated virus vector.

1.2 "AAV-FIX" shall mean AAV containing a human Factor IX gene or a derivative of such a gene.

1.3 "AE" shall mean, with respect to use of the Product, any adverse event (within the meaning of applicable FDA regulations, and including, without limitation, any unfavorable and unintended sign (including, without limitation, an abnormal laboratory finding), exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, or symptom or disease temporally associated with the use of the Product, whether or not considered to be related to the Product), which event is associated with the use of the Product (i) in clinical investigation; or (ii) by a patient once the Product has been approved, whether or not such event is considered to be drug-related. AE(s) shall include such events (i) occurring in the course of the use of the Product in professional practice; (ii) occurring from drug overdose whether accidental or intentional; (iii) occurring from drug abuse; (iv) occurring from drug withdrawal; and (v) any significant and consistent failure of expected pharmacological action. Notwithstanding the foregoing, with respect to the Territory in which the Product is marketed, AEs shall include any experience required to be reported to a relevant authority in any such country.

1.4 "Affiliate" shall mean any business entity which directly or indirectly controls, is controlled by, or is under common control with either Party to this Agreement. A business entity shall be deemed to "control" another business entity if (i) it owns, directly or indirectly, at least [...*...] of the issued and outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity, or (ii) it has the de facto ability to control or direct the management of such business entity. If the laws of the jurisdiction in which such entity operates prohibit ownership by a Party of [...*...] or more, "control" shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction, provided, however, that there is a de facto ability to direct or control its management.

1.5 "Agreement" shall mean this Agreement, including any Schedules attached hereto, as such may be amended from time to time, in writing, by mutual agreement of the Parties.

1.6 "Avigen Core Technology" shall mean the ability to make and use AAV gene therapy products including, but not limited to, their construction, manufacture, formulation, development and clinical use and the practice of gene therapy methods that are, in each case, applicable both inside and outside the field.



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                       2.

1.7 "Avigen Core Technology Rights" shall mean the (i) Patent Rights; (ii) License Rights; (iii) Avigen Improvement Rights; (iv) Avigen Know-How; and (v) Joint Invention Rights (but only to the extent directed to Avigen Core Technology) related to Avigen Core Technology.

1.8 "Avigen Improvement Rights" shall mean Avigen's entire right, title and interest in and to, (including without limitation any Claims claiming,) the Avigen Improvements, subject in any event to Section 2.2(b)(i).

1.9 "Avigen Improvements" shall mean all patented inventions, trade secrets and Know-How solely made, created, developed, conceived or reduced to practice by Avigen and/or its Affiliates, during the Term, that (i) (A) have application to the manufacture, use, development, import, export and/or sale of the Product, and (B) are Dominated by the Patent Rights or the License Rights, or (ii) are actually used to manufacture, use or sell the Product. Avigen Improvements shall exclude Joint Inventions.

1.10 "Avigen Indemnitee" shall mean Avigen, its Affiliates, its Sublicensees and each of their respective directors, officers, employees, and agents.

1.11 "Avigen Know-How" shall mean all Know-How Avigen or any of its Affiliates owns as of the Effective Date or develops during the Term relating directly to or arising directly from: (i) the Product, or (ii) its manufacture or pharmaceutical utility, and shall include, without limitation, all data relating to formulation, analytical methods, pre-clinical and clinical trials, pharmacology, toxicology, regulatory information, and data relating to the manufacture and use of such Products. Notwithstanding the foregoing, "Avigen Know-How" shall not include Know-How Avigen is prohibited from disclosing to Bayer pursuant to (a) a confidentiality, non-disclosure or similarly restrictive provision of a contract with a Third Party, or (b) Legal Requirements. With respect to clause (a) of the preceding sentence, Avigen shall use [...*...] when [...*...] with Third Parties to [...*...] its [...*...] such information and data that would be considered Avigen Know-How pursuant to the first sentence of this Section.

1.12 "Avigen Trademark" shall mean the trademark "COAGULIN-B" for the use of which in connection with the Product Avigen has filed and owns an intent to use application.

1.13 "Bayer Improvement Rights" shall mean Bayer's entire right, title and interest in and to (including without limitation Claims claiming) the Bayer Improvements, subject in any event to Section 2.2(b)(ii).

1.14 "Bayer Improvements" shall mean all inventions and Know-How solely made, created, developed, conceived or reduced to practice, by Bayer and/or its Affiliates or Sublicensees during the Term and that (i) (A) have application to Avigen Core Technology, and (B) are Dominated by the Patent Rights or the License Rights, or (ii) are actually used to manufacture, use or sell the Product. Bayer Improvements shall exclude Joint Inventions.

1.15 "Bayer Indemnitee" shall mean Bayer, its Affiliates, its Sublicensees, and each of their respective directors, officers, employees, and agents.

1.16 "Bayer Know-How" shall mean all Know-How Bayer or any of its Affiliates develops during the Term relating directly to or arising directly from: (i) the Product; or (ii) its



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                       3.

manufacture or pharmaceutical utility, and shall include without limitation, all data relating to formulation, analytical methods, pre-clinical and clinical trials, pharmacology, toxicology, regulatory information, and data relating to the manufacture and use of such Product. Notwithstanding the foregoing, "Bayer Know-How" shall not include any Know-How that Bayer is prohibited from disclosing to Avigen pursuant to (a) a confidentiality, non-disclosure or similarly restrictive provision of a contract with a Third Party, or (b) Legal Requirements. With respect to clause (a) of the preceding sentence, Bayer shall use [...*...] when [...*...] with Third Parties to [...*...] its [...*...] to
[...*...] such information and data as would be considered Bayer Know-How pursuant to the first sentence of this Section.

1.17 "Bayer Trademark" shall mean any trademark registered and owned by Bayer (other than any trademark including the name "Bayer", "Bay-", or the Bayer logo) for use in connection with the Product.

1.18 "BLA" means a Biologics License Application filed with the FDA and/or any other application required to be filed with an appropriate Regulatory Agency in a country or group of countries other than the United States, (including, without limitation, a Product License Application or Marketing Authorization in the European Union) in order to manufacture, market, sell or use the Product in such country or group of countries.

1.19 "Business Day" means Monday, Tuesday, Wednesday, Thursday or Friday of any week, other than such a day on which a United States federal government holiday falls.

1.20 "Certificate of Analysis" means a certificate provided by Avigen to Bayer for a Product Lot certifying that the Product Lot meets the relevant Product Specifications, which certificate shall identify each test performed on the Product Lot in accordance with the Product Specifications (including the acceptance limits and the numerical results obtained, as applicable) and shall be dated and signed by an authorized person within Avigen's quality division.

1.21 "Claim" shall mean either:

        (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

        (b) a claim of a pending patent application which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application; provided, however, that such claim shall not have been pending for more than [...*...] years unless it is the subject of an interference or its prosecution has been stayed or suspended for reasons that are beyond the control of the owner of the patent application containing such claim.

1.22 "Clinical Development" shall mean those aspects of developing the Product that take place following the completion of Ongoing Phase I/II Clinical Trials, including development of the clinical plan, preparation for and execution of Phase II/III and Phase IV Clinical Trials, and



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       4.

which do not include pre-clinical work or development work associated primarily with physical production of the Product (e.g., development of assays for QA and QC).

1.23 "Commercial Launch" shall mean, with respect to a country in the Territory where a BLA has been approved, the first Sale of Product in such country for commercial purposes, which shall not, in any country where Price Approval is required, precede receipt of such Price Approval.

1.24 "Commercialize" shall have the meaning given in Section 11.1.

1.25 "Commercially Reasonable Efforts" shall mean that degree of skill, effort, expertise, and resources which a person or other entity of ordinary skill, ability, and experience, under similar circumstances, in the matters addressed herein would reasonably utilize and otherwise apply with respect to fulfilling a particular obligation.

1.26 "Competing Product" shall mean any pharmaceutical product containing AAV-FIX as an active ingredient, in any formulation, which is commercially available for use within the Field.

1.27 "Competitor" shall mean any Person, other than Avigen, that makes or sells products made using or containing any Factor IX gene or derivative thereof.

1.28 "Confidential Information" shall mean, with respect to a Party, all confidential and all proprietary business information and Know-How it discloses to the other Party in connection with this Agreement prior to the expiration or termination of the Term, including but not limited to, the financial terms of this Agreement, including but not limited to the financial terms of this Agreement.

1.29 "Damages" shall mean damages, losses, liabilities, costs and expenses, including reasonable legal fees.

1.30 "Dollar" shall mean the United States dollar.

1.31 "Dominated" shall mean, with respect to a given first Claim and a given second Claim, that the subject matter claimed by such first Claim cannot be practiced without infringing such second Claim.

1.32 "Dose" shall mean the single use dose, as approved by the FDA or other Regulatory Agency, that must be administered to a patient in order to meet the Product Target Profile.

1.33 "Effective Date" shall have the same meaning as "Closing Date" as set forth in the Subscription Agreement.

1.34 "EMEA" means The European Agency for the Evaluation of Medicinal Products.

1.35 "Existing Licenses" shall mean the license and other agreements set forth on Schedule 1.35.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       5.

1.36 "Facility" means (i) Avigen's GMP manufacturing facility located at 1201 Harbor Bay Parkway in Alameda, California as of the Effective Date, and (ii) any manufacturing facility built in the future, where such manufacturing facility has achieved mechanical completion, Validation, and is used to manufacture Product by either Avigen or Avigen's authorized subcontractors, as well as the real property underlying any such manufacturing facilities.

1.37 "Fair Market Value" shall mean, with respect to a particular asset, the fair market value of such asset as determined in accordance with Schedule 1.37.

1.38 "FDA" shall mean the United States Food and Drug Administration.

1.39 "Field" shall mean the use of Product for the treatment, prophylaxis or therapy of hemophilia type B in humans, and the clinical development and manufacture of products for sale to be used to such ends.

1.40 "Force Majeure" shall have the meaning set forth in Section 20.5.

1.41 "Foreign Currency Sales" shall mean Sales which are invoiced by Bayer, its Affiliates or Sublicensees in a currency other than the Dollar.

1.42 "Governance Committee" shall mean the committee constituted by the Parties pursuant to Section 3.6.

1.43 "Gross Price" shall mean, with respect to a Dose of Product, the unit price actually invoiced, by Bayer, its Affiliates and Sublicensees without deduction, for current payment for the Sale of such Dose of Product.

1.44 "Gross Sales" shall mean, with respect to a particular time period, the sum of the Gross Price of all Sales by Bayer, its Affiliates and Sublicensees of Product during such period (in final form for end use) to an unaffiliated Third Party (whether an end-user, a distributor or otherwise, and exclusive of intercompany transfers or sales).

1.45 [...*...] shall mean [...*...] of the Product [...*...] to the [...*...]
the [...*...]or other [...*...].

1.46 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.47 "Improvement" shall mean a Bayer Improvement or an Avigen Improvement, as the case may be.

1.48 "Improvement Right" shall mean a Bayer Improvement Right or an Avigen Improvement Right, as the case may be.

1.49 "IND" shall mean an investigational new drug application filed with the FDA and/or any other similar application filed with an appropriate Regulatory Agency in a country or group of countries other than the United States.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       6.

1.50 "Initiation of Phase II/III Clinical Trials" shall mean the first administration of the Product to the first patient in Phase II/III Clinical Trials.

1.51 "Insolvency Event" shall mean any of the following: (i) a court or governmental agency having jurisdiction shall have entered a decree or order for relief in respect of a Party or any of its Affiliates in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have appointed a receiver, liquidator, trustee (or similar official) for a Party or any of its Affiliates or for any substantial part of its or their property or ordered the winding up or liquidation of its or their affairs, or (ii) there shall have been commenced against a Party or any of its Affiliates an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, trustee (or similar official) for a Party or any of its Affiliates or for any substantial part of its or their property or for the winding up or liquidation of its or their affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed or undischarged for a period of twenty (20) consecutive calendar days or (iii) a Party or any of its Affiliates shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, or consented to the appointment or taking possession by a receiver, liquidator, trustee (or similar official) for a Party or any of its Affiliates or for any substantial part of its or their property or make any general assignment for the benefit of creditors.

1.52 "Joint Invention" shall mean (A) all patentable inventions (i) jointly invented (as determined in accordance with United States patent law) by Bayer (or its Affiliates) and Avigen (or its Affiliates) pursuant to their activities relating to this Agreement during the Term, and (ii) covered by any Claim; and
(B) all Know-How that Bayer (or its Affiliates) and Avigen (or its Affiliates) jointly make, create, develop, discover, conceive or reduce to practice pursuant to their activities relating to this Agreement during the Term other than those in inventions described in (A).

1.53 "Joint Invention Rights" shall mean, with respect to each Party, such Party's entire right, title and interest in and to Joint Inventions, including without limitation Claims claiming any Joint Invention.

1.54 "Know-How" shall mean all technical information, data (including, without limitation, regulatory data), patentable and unpatentable inventions, developments, discoveries, methods and processes that are, in each case, not disclosed in a published patent application or patent or otherwise publicly available.

1.55 "Legal Label Text" means the package label and package inserts.

1.56 "Legal Requirements" means any present and future national, state, local or similar laws (whether under statute, rule, regulation or otherwise); requirements under permits, orders, decrees, judgments or directives, and requirements of applicable Regulatory Agencies (including, without limitation, current Good Manufacturing Practices as specified in 21 CFR Parts 210 and 211, and 21 CFR Part 312); and regulations pertaining to Investigational New Drug Applications (as amended or revised from time to time).



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                       7.

1.57 "License Rights" shall mean Avigen's rights under the Existing Licenses and any additional licenses covering the Product or methods of manufacture or use thereof that Avigen may obtain during the Term in each case to the full extent sublicensable by Avigen to Bayer.

1.58 "Manufacturing Cost" shall mean Avigen's cost of manufacturing the Product, determined in accordance with generally accepted accounting principles applied in a consistent manner across all products and includes the cost of [...*...] and [...*...], as such terms are defined below. The total will be expressed as Manufacturing Cost per unit of Product manufactured.

        (a) "[...*...]" includes those items which [...*...] of the Product, or are [...*...] for its [...*...], as well as [...*...] and [...*...].

        (b) "[...*...]" includes [...*...] and [...*...] and [...*...] in the actual [...*...] of the Product. It is that portion [...*...] and [...*...], which can be [...*...] or [...*...] product.

        (c) "[...*...]" includes all [...*...] expenses incurred [...*...] in
[...*...] all manufacturing [...*...] and [...*...]. Cost elements included are:

        -       [...*...], related [...*...] and [...*...]

        -       [...*...], related [...*...] and [...*...]

        -       [...*...]

        -       [...*...] other than [...*...] and [...*...] related [...*...]

        -       [...*...]

        -       [...*...]

        -       [...*...] and [...*...]

        -       [...*...] and [...*...]

        -       [...*...]

        -       [...*...] expenses

        -       Other similar cost elements of [...*...]

        - Allocation of [...*...] which is directly and specifically [...*...] Product [...*...] and [...*...]

1.59 "Master Production and Control Records" shall mean the master production and control records (which shall include, without limitation, instructions as referenced in the "Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients" and as required in Legal Requirements) for manufacturing, packaging, and in-process testing and release testing for the



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                                       8.

Products, which may be amended by the Governance Committee from time to time during the Term.

1.60 "Net Sales" shall mean, with respect to a given period of time, Gross Sales in such period, less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated:

        (a) credits or allowances actually granted for damaged Products, returns or rejections of Product and retroactive price reductions;

        (b) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed;

        (c) sales, value added or similar taxes measured by the billing amount, when included in the Gross Price in billing;

        (d) chargeback payments and rebates (or equivalents thereof) granted to managed health care organizations or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers;

        (e) commissions paid to third parties other than sales personnel, sales representatives and sales agents;

        (f) a lump sum of [...*...] of Gross Sales to cover for freight, postage, shipping, and insurance charges related to delivery of the Product;

        (g) import and export duties paid;

        (h) a refund for Product where treatment of a patient [...*...] the [...*...] of [...*...] in [...*...]; and

        (i) an amount equal to accounts receivable for the Sale of Product which are not collectible by Bayer in the ordinary course of business; provided, however, that Bayer shall detail collection efforts undertaken and shall, upon request by Avigen, assign such uncollectible accounts receivable to Avigen or its designee.

1.61 "Non-Conforming" shall mean any Product that does not meet the Product Specifications at time of delivery in accordance with Section 10.1 to Bayer.

1.62 "Notice" shall have the meaning set forth in Section 20.1 of this Agreement, and "Notify" shall mean to give Notice to.

1.63 "Ongoing Phase I/II Clinical Trials" shall mean that (i) Phase I/II Clinical Trial that Avigen is conducting as of the Effective Date entitled "A Phase I study in patients with severe hemophilia B (Factor IX deficiency) using adeno-associated viral vector to deliver the gene for human FIX to skeletal muscle" and identified as #BB IND-[...*...]; and (ii) that Phase I/II Clinical Trial that Avigen is conducting as of the Effective Date entitled "Adeno-Associated Virus Vector (AAV-hIX16, Avigen) Expressing Human Factor IX Gene; [...*...].



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                       9.

1.64 "Packaging" means the vial, bottle or similar container for the Product and any box or other packaging required for commercial release of the Product.

1.65 "Patent Rights" shall mean all Claims contained in (i) the patent(s) and patent applications listed on Schedule 1.65; (ii) all converted provisionals, divisions, continuations, [...*...] reissues, reexaminations or extensions thereof; and (iii) any corresponding counterparts and equivalents of (i) and
(ii) outside of the United States.

1.66 "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, any trust or any other business entity.

1.67 "Phase I/II Clinical Trials" shall mean that portion of the clinical development program that provides for controlled trials of the Product in a pilot study on a group of patients for the primary purposes of (i) evaluating safety, dose escalation and pharmacokinetic studies, (ii) determining initial efficacy, and (iii) obtaining data to support conducting Phase II/III Clinical Trials.

1.68 "Phase II/III Clinical Trials" shall mean that portion of the clinical development program which provides for trials of the Product on a larger group of patients than utilized in Phase I/II Clinical Trials for the primary purposes of (i) evaluating safety and efficacy within the Field; (ii) obtaining data to support an approvable BLA, and (iii) all additional clinical trials, other than Phase I/II Clinical Trials, required to obtain approval to market Product from any Regulatory Agency in the Territory.

1.69 "Phase IV Clinical Trial" means a product support clinical trial of the Product commenced after receipt of Regulatory Approval in the country where such trial is being conducted.

1.70 "Plasmids" shall mean plasmids identical to those plasmids which Avigen uses to transfect cells in order to produce Product for the Ongoing Phase I/II Clinical Trials, or such other plasmids as Avigen may later adopt (subject to this Agreement) for use in the Process.

1.71 "Package Price" shall have the meaning specified in Article 12.

1.72 "Price Approval" shall mean, with respect to any country in which the price at which Bayer sells Product must be approved by a governmental authority for reimbursement or payment purposes, the receipt of approval by the applicable governmental authority with respect to such price.

1.73 "Process" or "Processing" means the acts of purification, preparation, filling, testing and any other pharmaceutical manufacturing procedures involved in manufacturing the Product.

1.74 "Product" shall mean any pharmaceutical product: (i) that [...*...] in any formulation, for use within the Field; and (ii) that itself, the method of use of which or the method of manufacture of which: (a) would be covered, as of the Effective Date, by at least one (1) Claim of the Patent Rights or Existing License Rights; or (b) is produced pursuant to, incorporates or uses the Avigen Know-How disclosed hereunder.



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                      10.

1.75 "Product Forecast" shall have the meaning specified in Section 8.

1.76 "Product Lot" shall mean one production lot of Product based on starting inputs, as stated in the Master Production and Control Records.

1.77 "Product Specifications" shall mean the manufacturing and quality specifications agreed by the Parties via their participation in the Governance Committee, including, without limitation, a list of tests, references to analytical procedures, and appropriate acceptance criteria that are numerical limits, ranges or other criteria for the tests described. The initial Product Specifications are as set forth on Schedule 1.77. The Governance Committee may amend the Product Specifications from time to time during the Term in accordance with Section 3.6(e) to arrive at the specification that the Product must meet in order to be released for distribution, as approved by the applicable Regulatory Agencies.

1.78 "Product Target Profile" shall mean the standards for the Product set forth on Schedule 1.78.

1.79 "Project Plan" shall mean a plan and time schedule, as approved and amended from time to time by the Governance Committee, detailing (i) the protocol and completion dates for Bayer's conduct of the Phase II/III Clinical Trials, (ii) the agenda for compilation and submission of BLAs and INDs throughout the Territory, (iii) the establishment of Processes (including QA and QC protocols) for manufacturing the Product, together with completion dates for the implementation of such Processes; (iv) the marketing plan for the Product throughout the Territory, and (v) such other matters as the Parties deem pertinent to ensure the successful commercialization of the Product.

1.80 "Project Team" shall have the meaning set forth in Section 3.5.

1.81 "Purchase Order" shall have the meaning specified in Section 8.2(c).

1.82 "Regulatory Agency" means, with respect to the United States, the United States Food and Drug Administration, and, in the case of a country in the Territory other than the United States, such other appropriate regulatory agency with similar responsibilities, including, without limitation, the EMEA.

1.83 "Regulatory Approval" shall mean, with respect to a particular country in the Territory and the Product, the receipt of all regulatory approvals (including, without limitation, through mutual recognition of Regulatory Approval by another country), other than any Price Approval, necessary for Sale of the Product in that country.

1.84 "SAE(s)" (Serious Adverse Event(s)) shall mean (with respect to the Product) reference to any adverse experience (within the meaning of the then current versions of ICH E6: Good Clinical Practice: Consolidated guideline, CPMP/ICH/135/95 and ICH E2A: Clinical Safety Data Management: Definitions and Standards for Expedited Reporting CPMP/ICH/377/95), occurring during clinical trials of the drug or thereafter, in connection with the administration of the Product to a patient at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth



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defect. Important medical events that may not result in death, be life-threatening or require hospitalization may be considered a adverse experience for purposes of the foregoing sentence when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

1.85 "Sale," "Sold" or "Sell" shall mean the sale, transfer or disposition of a Product for commercial purposes for value to a Third Party (whether an end user, wholesaler or otherwise), whether by Bayer, its Affiliates or Sublicensees, but shall not include sales, transfers or dispositions between Bayer and its Affiliates or Sublicensees.

1.86 "Sublicensee" shall mean any third party (including Affiliates) to whom a sublicense has been validly granted pursuant to this Agreement.

1.87 "Subscription Agreement" shall mean the subscription agreement entered into by Bayer AG and Avigen on even date herewith.

1.88 "Term" means the period of time as set forth in Section 18.1.

1.89 "Territory" shall mean, collectively, each country in the world.

1.90 "Third Party" shall mean any Person who is not a Party, an Affiliate or a Sublicensee under this Agreement.

1.91 "Trademark" shall mean any registered trademark under which the Product is marketed (other than such part of any trademark containing the name "Bayer", "Bay-", or the Bayer logo); provided, however, that if [...*...] under Section [...*...], the trademark [...*...] for [...*...] shall not be a "Trademark" for purposes of this Agreement.

1.92 "Validation" shall mean, respectively with respect to a Facility, Process or analytical methods relating to the Process and/or Product: (i) Facility validation, i.e., the successful completion of all IQ, OQ and PQ validation protocols established by Avigen in a validation master plan, (ii) Process validation, i.e., the successful production and testing, according to Product Specifications proposed in the BLA, of such number of qualification batches of the Product as are required under the Legal Requirements for the United States, the European Union and Japan, and (iii) Analytical Methods Validation, i.e., the demonstration that an analytical method is suitable for its intended purpose as referenced in the then current version of ICH Q2A on Validations of Analytical procedures and ICH Q2B Methodology. Bayer has the right to review the Facility and Processes on an annual basis, or as request by the development of the Project Plan. Bayer will give reasonable advance notice of such audit.



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AMENDED.

                                      12.

PART II: LICENSE & DEVELOPMENT

                                   ARTICLE 2.

                       PATENTS, IMPROVEMENTS AND KNOW-HOW

2.1 GRANT OF LICENSES; NEGOTIATION OF LICENSES.

        (a) GRANT BY AVIGEN. Avigen hereby grants to Bayer, and, if applicable, shall cause its Affiliates to grant to Bayer, an exclusive license (to the exclusion of all Persons including Avigen) in the Territory to [...*...] Products under the Patent Rights, the License Rights, the Avigen Know-How, the Avigen Improvement Rights and the Avigen Trademark.

        (b) GRANT BY BAYER. Bayer hereby grants to Avigen, and, if applicable, shall cause its Affiliates to grant to Avigen, a fully paid-up, non-exclusive license in the Territory to [...*...] Products under the Bayer Improvement Rights and the Bayer Know-How; provided, however, that during the Term, and subject to Avigen's rights pursuant to Section 11.5, Avigen shall not use such license in order to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, export or have exported Products to or for any Person except Bayer, its Affiliates and Sublicensees.

        (c) [...*...] LICENSES. Bayer hereby grants to Avigen [...*...], with [...*...] to be [...*...], under the Bayer Improvement Rights to [...*...]; provided, however, that any such license shall not entitle Avigen to practice the Bayer Improvements in the Field during the Term other than to perform under this Agreement.

2.2 NOTICE OF IMPROVEMENTS AND JOINT INVENTIONS; ELECTION WITH RESPECT TO AVIGEN AND BAYER IMPROVEMENTS.

        (a) NOTICE. Avigen shall give Notice to Bayer of all Avigen Improvements and Joint Inventions promptly within due course of the discovery or creation thereof, but in any event at least [...*...] days prior to any proposed publication thereof by Avigen, its Affiliates or Sublicensees. Bayer shall give Notice to Avigen of all Bayer Improvements and Joint Inventions promptly within due course of the discovery or creation thereof, but in any event at least [...*...] days prior to any proposed publication thereof by Bayer, its Affiliates or Sublicensees. The Parties shall, in any event, Notify each other no less than [...*...] of whether or not they have made any Avigen Improvements, Bayer Improvements or Joint Inventions, as the case may be.

        (b) ELECTION.

                (i) AVIGEN IMPROVEMENT RIGHTS. Within [...*...] days after filing a patent application covering an Avigen Improvement, Avigen shall Notify Bayer of such filing (an "Avigen Improvement Notice"). For purposes of this Agreement, each Avigen Improvement Notice shall be deemed an offer by Avigen to Bayer of a license under Section 2.1(a) to practice under the Claims in such patent application and any patent rights issued or granted therefrom in order to carry out its activities pursuant to this Agreement. Bayer shall have [...*...] days (the "Bayer Election Period") from the date of each Avigen Improvement Notice to accept or reject



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the Avigen Improvement. If, during the Bayer Election Period, Bayer notifies
Avigen in writing that Bayer accepts the Avigen Improvement (or if Bayer fails to respond to Avigen during the Bayer Election Period with respect to the Avigen Improvement Notice), the Claims in such patent application continue to be included within the term "Avigen Improvement Rights," and as a result, Bayer shall automatically have a license (in accordance with Section 2.1(a)) thereunder. If, however, during the Bayer Election Period, Bayer notifies Avigen that Bayer rejects the Avigen Improvement, the Claims in the patent application covering such Avigen Improvement shall be excluded from the term "Avigen Improvement Rights," and as a result, Bayer shall not have any rights under this Agreement to such Claims.

                (ii) BAYER IMPROVEMENT RIGHTS. Within [...*...] days after filing a patent application covering a Bayer Improvement, Bayer shall Notify Avigen of such filing (a "Bayer Improvement Notice"). For purposes of this Agreement, each Bayer Improvement Notice shall be deemed an offer by Bayer to Avigen of a license under Section 2.1(b) to practice under the Claims in such patent application and any patent rights issued or granted therefrom in order to carry out its activities pursuant to this Agreement. Avigen shall have [...*...] days (the "Avigen Election Period") from the date of each Bayer Improvement Notice to accept or reject the Bayer Improvement. If, during the Avigen Election Period, Avigen notifies Bayer in writing that Avigen accepts the Bayer Improvement (or if Avigen fails to respond to Bayer during the Avigen Election Period with respect to the Bayer Improvement Notice), the Claims in such patent application shall continue to be included within the "Bayer Improvement Rights," and as a result, Avigen shall automatically have a royalty-free license (in accordance with Section 2.1(b)) thereunder. If, during the Avigen Election Period, Avigen notifies Bayer that Avigen rejects the Bayer Improvement, the Claims in the patent application covering such Bayer Improvement shall be excluded from the term "Bayer Improvement Rights," and as a result, Avigen shall not have any rights under this Agreement to such Claims.

2.3 DISCLOSURE OF KNOW-HOW.

        (a) DISCLOSURE OF AVIGEN KNOW-HOW. To the extent Avigen has not previously disclosed all Avigen Know-How existing as of the date hereof to Bayer, Avigen shall disclose, and shall cause its Affiliates to disclose, all Avigen Know-How existing as of the date hereof to Bayer as soon as reasonably practicable, (and upon reasonable request by Bayer, shall make such disclosures in writing). Avigen shall disclose, and shall cause its Affiliates to disclose, as soon as practicable, to Bayer all Avigen Know-How acquired, developed or which comes to be possessed by Avigen or any of its Affiliates after the date hereof (and upon reasonable request by Bayer, shall make such disclosure in writing).

        (b) DISCLOSURE OF BAYER KNOW-HOW. Bayer shall disclose, and shall cause its Affiliates to disclose, as soon as practicable, to Avigen all Bayer Know-How acquired, developed or which comes to be possessed by Bayer or any of its Affiliates after the date hereof [...*...] such information [...*...] in a [...*...] for the Product (and upon reasonable request by Avigen, shall make such disclosure in writing).

2.4 SUBLICENSING. Each Party shall have the right to grant sublicenses of licenses granted to it in Section 2.1 of this Agreement to its Affiliates and to any Third Party; provided, however, that the sublicensing Party shall ensure that each such Sublicensee shall consent to be bound by the terms



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                                      14.

of this Agreement as a Sublicensee and to the same extent as the sublicensing Party; and provided, further, that other than sublicenses to a Party's Affiliate, no such sublicense shall include the rights to [...*...] Products, or the right to sublicense. Each Party agrees to inform the other Party, in confidence, of each sublicense granted, and any modification or termination thereof, within sixty (60) days after the modification, or termination of a sublicense. Upon termination of this Agreement, any and all existing sublicenses granted by a Party pursuant to this Agreement shall automatically terminate. Notwithstanding any provision of this Agreement to the contrary, neither Party shall: (a) exercise the licenses granted to it in Section 2.1 or grant any sublicense thereunder to any of its Affiliates or to any Third Party other than in order to fulfill an obligation of such Party to perform hereunder; or (b) contract with any Third Party to perform any of such Party's material obligations hereunder without the other Party's advance written consent (or modify any such contractual relationship in a way that would be material to such other Party's decision as to whether to grant such consent, without obtaining such other Party's consent to such modification), any such consent (whether to such a contract or such a modification) not to be unreasonably delayed, withheld or conditioned. For purposes of clause (b) of the foregoing sentence, (i) contracts entered into by a Party's Affiliate with a Third Party shall be deemed to be contracts entered into by such Party; and (ii) the Party entering into a contract with a Third Party described by such clause shall ensure that such Third Party agrees to be bound by the terms of this Agreement to the extent applicable to such Third Party's activities under such contract.

2.5 CORRECTION OF PATENT ASSIGNMENTS. Bayer shall ensure, or enter into appropriate contracts providing, that, if Bayer or any employee, agent, contractor, Sublicensee or Affiliate of Bayer or of any of its Affiliates becomes a record owner or holder of any rights to all or any portion of any Patent Rights or Avigen Improvement Rights (other than the licenses set forth in this Article), such party will immediately assist Avigen in correcting such error and shall assign or cause to be assigned to Avigen, for no additional consideration, such right, title, and interest therein. Avigen shall ensure, or enter into appropriate contracts providing, that, if any of Avigen or any employee, agent, contractor, Sublicensee of Avigen becomes a record owner or holder of any rights to all or any portion of the Bayer Improvement Right (other than the licenses set forth in this Article), such party will immediately assist Bayer in correcting such error and shall assign or cause to be assigned to Bayer, for no additional consideration, such right, title, and interest therein. Each of Avigen and Bayer agrees to cooperate with the other in effecting the foregoing and to take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the appropriate Party's ownership interest in accordance with this Section 2.5 including, without limitation, the execution of necessary and appropriate instruments of assignment.

2.6 PATENT LICENSE REGISTRATION. Each Party shall have the right to obtain all registrations of its patent and other licenses granted in Section 2.1 of this Agreement to the extent required (i) by Legal Requirements or (ii) in order to enforce the rights licensed thereunder against Third Parties. The Party owning the relevant Patent Right, License Right, Avigen Know-How or Bayer Know-How or Improvement Rights shall reasonably cooperate with the registering Party, at the registering Party's expense, in connection with all applications for such registrations.

2.7 ACKNOWLEDGMENT OF OWNERSHIP. Bayer acknowledges and agrees that Avigen is and shall remain the sole owner of the Patent Rights, the Avigen Know-How and the Avigen Trademark



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                                      15.

and that Avigen shall be and remain the sole owner of the Avigen Improvements and the Avigen Improvement Rights. Bayer further acknowledges and agrees that neither Bayer nor any of its Affiliates shall have any rights in or to the Patent Rights, the Avigen Know-How, the Avigen Improvements, the Avigen Improvement Rights or the Avigen Trademark, other than the rights specifically granted herein. Avigen acknowledges and agrees that Bayer shall be and remain the sole owner of the Bayer Improvements, the Bayer Improvement Rights, the Bayer Know-How and the Bayer Trademark, and that Avigen shall have no rights in or to the Bayer Improvements, the Bayer Improvement Rights, the Bayer Know-How or the Bayer Trademark, other than the rights specifically granted herein. Each Party acknowledges the other Party's rights with respect to Joint Inventions and Joint Invention Rights pursuant to Section 2.9.

2.8 [...*...] REGARDING [...*...]. [...*...] shall [...*...] to [...*...], before [...*...] of the [...*...] for [...*...] and [...*...] and [...*...] its
[...*...] and its [...*...] the [...*...] the Product in the Territory for the Term of this Agreement to the [...*...] Third Parties with respect to [...*...] or [...*...] prior to [...*...] of the [...*...]. With respect to any [...*...]
arising thereafter, [...*...] shall promptly [...*...] to [...*...] for [...*...] and [...*...] and [...*...] its [...*...] and its [...*...] the
[...*...] the Product in the Territory for the Term of this Agreement [...*...] Third Parties. Such [...*...] may include, but are not limited to, [...*...] directed to [...*...] or [...*...] to achieve the [...*...] as well as [...*...]
to [...*...] or [...*...] Third Party [...*...].[...*...] shall [...*...] all
[...*...][...*...] with such [...*...], including but not limited to the [...*...] of any [...*...]

2.9 USE OF JOINT INVENTION RIGHTS.

        (a) Each Party shall have the right to practice under the Joint Invention Rights without any duty of accounting to the other Party.

        (b) Each Party agrees that it shall not (and shall, if applicable, ensure that its Affiliates shall not) grant any license under the Joint Invention Rights to any other Person to [...*...] or [...*...] any product in the Field during the Term, except as otherwise agreed by the Parties in writing.

        (c) Each Party agrees that it shall (and shall, if applicable, ensure that its Affiliates shall) [...*...] granting any license to any other Person to [...*...] any product outside the Field under the Joint Invention Rights; provided, however, that neither Party shall grant or purport to grant any license under the Joint Invention Rights that is exclusive as to the other Party or its assignees or sublicensees without the prior written consent of such other Party.

                                   ARTICLE 3.

                             DEVELOPMENT; GOVERNANCE

3.1 CLINICAL DEVELOPMENT TRIALS FOR HEMOPHILIA TYPE B.

        (a) CLINICAL DEVELOPMENT ACTIVITIES.

                (i) AVIGEN. Avigen shall, at [...*...] and [...*...] with the Legal Requirements, use [...*...] in compliance with the recommendation of any Regulatory Agency



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relating to safety, to conduct, direct and manage the Phase I/II Clinical Trials for the Product (including without limitation the Ongoing Phase I/II Clinical Trials) until the [...*...] Phase I/II Clinical Trials [...*...], in a [...*...] patients [...*...] in the Phase I/II Clinical Trials, that a Dose can [...*...] which can reasonably be expected [...*...] the [...*...] and [...*...] in the Product Target Profile; provided, however, that Avigen may at its own discretion, [...*...] the [...*...] of [...*...] The issue of whether [...*...]
pursuant to this Section 3.1(a)(i) ("Phase I/II Completion Issue") shall be determined by the Governance Committee and, in the event of a dispute within the Governance Committee shall be referable by either Party directly into arbitration pursuant to Section 19.2 (and notwithstanding Section 19.1) at any time after the [...*...] Business Day following the Governance Committee's first consideration of the issue. Such arbitration shall be completed within a period of [...*...] from the referral to arbitration by either Party.

                (ii) BAYER. Within [...*...] days after the determination that Avigen has fulfilled its obligation pursuant to Section 3.1(a)(i), Bayer shall either: (i) terminate this Agreement pursuant to Section 18.2(e)(i)(2); (ii) take action in preparation for the Phase II/III Clinical Trials; or (iii) amend the Product Target Profile with respect to the [...*...] and/or the [...*...] in accordance with the [...*...] in the Phase I/II Clinical Trials (to the extent such [...*...] than those established for the Product Target Profile as of the Effective Date) and take action in preparation for the Phase II/III Clinical Trials of the Product. Unless Bayer so terminates this Agreement, Bayer shall, at [...*...] and [...*...] with the Legal Requirements and the Project Plan, use [...*...] to conduct, direct and manage all Phase II/III Clinical Trials and carry out all other Clinical Development required to file a BLA in all countries in the Territory as mutually agreed by the Governance Committee and to make the necessary submissions to obtain governmental Pricing Approval and reimbursement by third party payers, in order to use, market and sell the Product in the Territory. In addition, Bayer shall, at its sole expense and in accordance with the Legal Requirements (including, without limitation, the requirements of the FDA) and the Project Plan, use [...*...] to conduct, direct and manage post-Phase II/III Clinical Trials and Phase IV Clinical Trials of the Product as mutually agreed to be necessary by the Governance Committee.

        (b) ELECTION REGARDING [...*...]. The [...*...] shall consider the results of Avigen's Ongoing Phase I/II Clinical Trials, and all other relevant information available to the Parties, and [...*...] on whether the Parties should [...*...] clinical development of a [...*...] to [...*...] shall have the authority to [...*...], and to accept or reject it. If the [...*...] elects to pursue clinical development of a [...*...] to [...*...], the [...*...] shall be adjusted accordingly. If the [...*...] to agree, the [...*...] will [...*...] on [...*...].

        (c) REGULAR REVIEW OF CLINICAL DATA AND THE PROJECT PLAN. The Parties shall cooperate in regularly reviewing the Project Plan and in reviewing data from, and general conduct of, the Phase II/III Clinical Trials via their participation in the Project Team. In addition, the Project Team will review the data and results of the Ongoing Phase I/II Clinical trials as required for the development of the Project Plan, notwithstanding Avigen's obligations pursuant to Section 3.1(a)(i). If [...*...] determines that the [...*...] are not or will not comply with the Project Plan or the Legal Requirements (a "Clinical Issue"), it shall Notify [...*...] and the Governance Committee shall meet promptly in an effort to agree upon a resolution of the Clinical Issue. If the Governance Committee is unable to resolve the matter within [...*...] Business Days,



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                                      17.
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notwithstanding Section 19.1, the dispute may be referred by [...*...] directly to arbitration under Section 19.2.

3.2 IND AND BLA OWNERSHIP AND MAINTENANCE. The Parties agree that, in each country in the Territory which they have mutually agreed to file for regulatory approval, Avigen shall own and hold in its own name (or in the name of one of its Affiliates) all INDs and BLAs relating to the Product and shall maintain, at its sole expense, such BLAs and INDs during the Term. Avigen hereby grants Bayer a right of reference to each BLA and IND for the Product or the equivalent in that country. Each Party, on behalf of itself and its Affiliates, acknowledges and agrees that Avigen shall be and shall remain the sole holder, and shall have all ownership interest in, the BLAs and INDs in all countries in the Territory, and that Bayer shall have no rights in or to, or obligations under, such BLAs and INDs, other than the rights and obligations specifically set forth herein (or as otherwise required by Legal Requirements).

3.3 ORPHAN DRUG FILINGS. The Parties agree that Avigen shall, [...*...] and where [...*...] to [...*...], file applications for orphan drug designation (or similar status or designation) for the Product. Bayer shall not make, and shall ensure that none of its Affiliates make, any submissions or filings, or communicate with any Regulatory Agency, with respect to orphan drug designation (or similar status or designation) for the Product without the prior written approval of Avigen; provided, however, that Bayer will (or will cause one of its Affiliates to) file [...*...] for orphan drug designation (or similar status or designation) for the Product in any country in which Avigen is not entitled to file for such designation but Bayer is so entitled.

3.4 REGULATORY RESPONSIBILITY. Bayer shall be [...*...] for all [...*...] IND and BLA filings in all countries in the Territory as mutually agreed by the Governance Committee. Bayer shall, in consultation with Avigen, prepare and compile [...*...] and [...*...] all submissions to the FDA and Regulatory Agencies with respect (i) to the BLA, (ii) clinical trials conducted by or on behalf of the Parties and (iii) the IND for the Product throughout the Territory. Bayer shall not make any submissions, filings or communications with any Regulatory Agency, with respect to the Product [...*...] first [...*...] written [...*...] to be [...*...] or [...*...] such submission, filings or communication, unless the timing imposed by Legal Requirements for making a given submission, filing or communication makes it not reasonably practicable to [...*...]. Notwithstanding the foregoing, Bayer shall be entitled to make all submissions and filings to the applicable Regulatory Agencies, and have communications with applicable Regulatory Agencies as required by any Legal Requirement. If Bayer is (i) permitted to make a submission to or filing with, or to communicate with, a Regulatory Agency pursuant to the preceding sentence or (ii) required pursuant to Legal Requirements to make a given submission or filing, or to communicate with, a Regulatory Agency, Bayer shall, if not legally prohibited and if reasonably practicable, Notify Avigen in advance and consult with Avigen with respect to such submission, filing and communication to the extent that it is material to the clinical development or regulatory status of the Product. In any event, each Party shall promptly Notify the other Party of all material filings and submissions such first Party has made with respect to the Product, and shall include a summary of the contents of any such filing or submission. Bayer shall reasonably cooperate with Avigen regarding submissions to and filings with Regulatory Authorities with respect to the Product, and Bayer shall have the right to be present during and/or monitor all communications with Regulatory Authorities throughout the Territory.



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3.5 PROJECT TEAM.

        (a) FORMATION. Promptly after the Effective Date, the Parties shall form a project team (the "Project Team").

        (b) MEMBERSHIP. The Project Team shall be comprised of such representatives as each Party may appoint, with the initial appointments as set forth on Schedule 3.5(b). Each Party may, from time to time, replace its representatives on the Project Team with employees having qualifications to match the clinical or commercialization status of the Project; provided, however, that each Party shall have sole discretion to determine the qualifications of its representatives. Each Party shall designate one (1) of its representatives on the Project Team as co-manager of the Project Team. Members of the Project Team shall be employees of the Party they represent. The Bayer co-manager shall take the lead within the Project Team on all matters involving Clinical Development, preparation and submission of BLAs and INDs, and marketing of the Product. The Avigen co-manager shall take the lead within the Project Team on all matters involving Processing.

        (c) MEETINGS. The Project Team shall meet once each calendar quarter at times, places and in a manner (e.g., teleconferencing or videoconferencing) mutually agreeable to the Parties, and may meet more frequently as warranted by the progress of the implementation of the Project Plan and agreed by the Parties.

        (d) FUNCTIONS. The functions of the Project Team shall be (i) to facilitate the exchange and discussion of scientific and other information relating to the clinical trials, production, manufacturing, process development and marketing of the Product (including reports from Bayer with respect to its efforts to collect payment for the Product), (ii) to develop and recommend to the Governance Committee a Project Plan by [...*...]; (iii) to [...*...] to the Governance Committee regarding clinical development of [...*...] to [...*...] in accordance with Section 3.1(b); and (iv) to make consensus decisions regarding implementation of the Project Plan which are not otherwise reserved for the Governance Committee or a particular Party. The Project Team shall have no authority to amend the terms of this Agreement, or to [...*...] with respect to [...*...] issues.

        (e) EXPENSES. Each Party shall be responsible for the expenses of its own representatives to the Project Team.

3.6 GOVERNANCE COMMITTEE.

        (a) FORMATION. Promptly after the Effective Date, the Parties shall form the Governance Committee.

        (b) MEMBERSHIP. The Governance Committee shall be composed of four (4) representatives of Avigen and four (4) representatives of Bayer, collectively having expertise in business matters, patent matters, medicine and regulatory affairs. One (1) of each Party's four (4) representatives shall serve as co-chair of the Governance Committee. Each co-chair shall be authorized by her or his company to make decisions with respect to matters within the scope of the Governance Committee's functions and power as described in Section 3.6(e). The initial members of the Governance Committee shall be as set forth on Schedule
3.6. Each Party may,



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                                      19.
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from time to time, replace its representatives to the Governance Committee with representatives having qualifications to match the development status of the Product. Neither Party shall appoint to the Governance Committee an officer to whom a matter would be referred pursuant to a Dispute Escalation Notice in accordance with Section 19.1. Members of the Governance Committee shall be employees of the Party they represent.

        (c) VOTING POWERS. Bayer shall have one (1) vote and Avigen shall have one (1) vote regarding any action to be taken by the Governance Committee. Each Party's vote shall be given by such Party's respective co-chair. Any action authorized by the Governance Committee must be authorized by unanimous vote of both co-chairs and shall be recorded in the meeting minutes following the authorization.

        (d) MEETINGS. The Governance Committee shall meet not less than once per calendar quarter from the Effective Date through Term of the Agreement, on such dates and at such times and places as are agreed to by the co-chairs of the Governance Committee. Responsibility for arranging the meetings, including, without limitation, providing notice and an agenda and providing minutes of the meeting, shall alternate between the Parties. The Party preparing minutes for a given meeting of the Governance Committee shall submit a draft of such minutes in writing to the other Party's co-chair within thirty (30) days after such meeting and such minutes shall become final upon written re-confirmation by such other Party's co-chair that such minutes are accurate (or upon correction and confirmation, as appropriate). The first meeting shall take place as soon as practicable after the Effective Date, but in no event later than forty-five (45) days after the Effective Date, and will be organized by Bayer. Meetings of the Governance Committee may be conducted in person, by telephonic or video conference or in any other manner approved by the Governance Committee. The Governance Committee may act without a meeting if, prior to such action, a written consent thereto is signed by each co-chair. Except for Section 3.6(c), the Governance Committee may amend or expand upon the foregoing procedures for its internal operation by co-chair agreement.

        (e) FUNCTION. The Governance Committee shall oversee the Project Team's implementation of the Project Plan. At each meeting of the Governance Committee, each Party shall, as appropriate, present a report of its progress with respect to the fulfillment of its obligations under this Agreement, including, without limitation, an update of the conduct of any clinical trials, an update on the preparation of a BLA for the Product, an update on the status of the Facility and the Process, an update on manufacturing and supply of Product, an update on any intellectual property matters relating in any way to the Product, and an update on marketing efforts throughout the Territory. The Governance Committee shall have the authority (i) to [...*...] the Project Plan; (ii) to [...*...] the Product Specifications; (iii) [...*...] any changes to the [...*...] prior to implementation if such changes would [...*...] to [...*...] a Regulatory Agency; (iv) to [...*...] any issue regarding implementation of the Project Plan on which [...*...] to reach a consensus; (v) to [...*...] the [...*...] of the [...*...] regarding the [...*...] development of [...*...] to [...*...]; and
(vi) to [...*...] and [...*...]. To be authorized, any action of the Governance Committee must be in writing, signed and dated by each co-chair (which signed, dated writing may be in the form of meeting minutes prepared and confirmed pursuant to Section 3.6(d)). The Governance Committee shall retain copies of all such signed actions approved during the Term. The Governance Committee shall have no authority to amend the terms of this Agreement.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      20.
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        (f) EXPENSES. Each Party shall be responsible for the expenses of its own representatives to the Governance Committee.

        (g) DISPUTE RESOLUTION. In the event of a deadlock regarding any issue set forth in clauses (i) through (iv) of Section 3.6(e), such issue shall be handled in accordance with Article 19.

3.7 COOPERATION. Each Party agrees to, and shall cause its Affiliates to, reasonably cooperate fully with, and to take all reasonable actions requested by, the other Party in connection with the development of, the approval process for, the production of and the marketing of the Product; provided, however, that this Section shall not be construed to alter the Parties' respective responsibilities with respect to the clinical development of Product as laid out in the rest of this Agreement.

3.8 ESCROW OF PLASMIDS.

        (a) AVIGEN'S OBLIGATIONS. Avigen shall:

                (i) as soon as reasonably practicable following the Effective Date, deliver to Bayer a sufficient amount of the Plasmids to enable Bayer to create one (1) master plasmid bank;

                (ii) as soon as reasonably practicable following the Effective Date, inform Bayer of the correct storage method and conditions for the Plasmids and, from time to time, inform Bayer of any changes to the storage methods used by Avigen in maintaining the Plasmids in its possession as such changes are instituted by Avigen;

                (iii) as and when Avigen decides to store any additional Plasmids that it had not stored as of the date it supplies Plasmid to Bayer pursuant to Section 3.8(a)(i) in its own master plasmid bank, also supply such new types of Plasmids to Bayer such as to mirror Avigen's own arrangements;

                (iv) upon request by Bayer and at Bayer's expense, lend Bayer such assistance as it may reasonably require in order to allow Bayer to put in place arrangements for storing the Plasmids that mirror the arrangements for the master plasmid bank(s) of Plasmids kept by Avigen; and

                (v) replenish and/or replace Plasmids in accordance with the arrangements that Avigen operates in relation to its own master virus vector bank(s).

        (b) BAYER'S OBLIGATIONS. Bayer shall:

                (i) keep the Plasmids in accordance with the storage methods specified by Avigen pursuant to this Section;

                (ii) not transfer, sell or otherwise dispose of the Plasmids;

                (iii) not disclose the Plasmids to any Third Party including, without limitation, any other Affiliate or Sublicensee of Bayer; and



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      21.
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                (iv) not charge, grant any interest in or over or otherwise encumber the Plasmids;

                (v) not use the Plasmids or extract the Plasmids from the containers in which they are provided to Bayer by Avigen, except to test the Plasmids for their ability to transfect.

Bayer may fulfill the foregoing obligations by engaging an escrow agent to escrow the Plasmids on the terms and conditions set forth herein, which escrow agent shall be reasonably acceptable to Avigen.

                                   ARTICLE 4.

                               REPORTING OF EVENTS

4.1 REPORTING OBLIGATIONS.

        (a) EXCHANGE OF DRUG SAFETY INFORMATION. Each Party shall promptly inform the other Party of any AEs and SAEs of which such first Party, or any of its Affiliates or Sublicensees becomes aware. Via their participation in the Project Team, the Parties shall decide which Party shall record, investigate, summarize and review any AEs and SAEs. Each Party shall, and shall require that its Sublicensees and Affiliates, (i) adhere to all requirements of applicable laws and regulations which relate to the reporting and investigation of AEs and SAEs, and (ii) keep the other Party informed of such experiences.

        (b) REPORTING OF ADVERSE EVENTS AND SERIOUS ADVERSE EVENTS. In order that each Party may be fully informed, Bayer shall Notify Avigen in accordance with Section 4.1 of all AEs and SAEs anywhere in the world in accordance with the timelines defined in "Rules and Schedules for Expedited Reporting in License Agreements" (including schedules attached thereto) attached to this Agreement as
Schedule 4.1(b), or such other timeline as the Project Team may designate. Notwithstanding the foregoing, Bayer shall report all SAEs to Avigen within such shorter time frame as may be necessary as to allow Avigen sufficient time to evaluate, process and comply with worldwide regulatory reporting relating to Product as required by Legal Requirements.

        (c) PERIODIC SAFETY UPDATE REPORTS ("PSURS") AND SAFETY REQUESTS FROM HEALTH AUTHORITIES. Each Party shall use the ICH-E2C format as standard for the compilation of PSURs for which it is responsible under Legal Requirements, or as determined by the Project Team in accordance with Legal Requirements. A Party preparing a PSUR for which it is responsible pursuant to the foregoing sentence shall provide the other Party with copies of any such PSUR at the time of its submission or such earlier time as the Project Team may agree. During the preparation of the report, if significant safety issues arise, the Project Team shall discuss and address such issues. The agreed reporting intervals for PSURs shall be every [...*...] for the [...*...] following the international birth date of the Product in the Territory (i.e., the first BLA approval in the Territory), and thereafter at least annually, unless applicable laws and regulations governing PSURs require more frequent or different reporting and unless otherwise agreed by the Project Team.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

        (d) REPORTS ON RECOMBINANT DNA MOLECULAR RESEARCH. In accordance with U.S. National Institute of Health Guidelines for Research Involving Recombinant DNA Molecules, Section IV-B-1-j, a Party having knowledge of any significant problems, violations of such NIH Guidelines or significant research-related accidents and illnesses, in each case arising in clinical trials of the Product, shall report the same to the other Party and the Project Team shall determine which of the Parties shall report such circumstance to the U.S. National Institute of Health OBA and within what time frame, or whether a report has already been filed by the Principal Investigator or Institutional Biosafety Committee of the clinical trial of Product at issue.

        (e) EXCHANGE OF DRUG SAFETY REQUESTS. The Parties shall immediately provide each other with copies of all drug safety requests from all governmental and other regulatory health authorities. Proposed answers affecting the Product will be exchanged between the Parties before submission and the Parties shall cooperate with respect to such answers; provided, however, that [...*...] shall have ultimate decision-making authority with respect to answers relating to the Product, unless Legal Requirements require otherwise. The Parties shall exchange decisions received from applicable health authorities reasonably promptly after a Party receives notice of such decision.

        (f) REGULATORY ACTIONS. Each Party shall advise the other Party of any regulatory action of which it is aware, which would affect the Product in any country in the Territory.

        (g) SAFETY DATA BASE; MEDICAL INQUIRIES. The Project Team shall determine which of the Parties shall be responsible for:

                (i) the creation of a master safety database which shall include any AE relating to the Products occurring anywhere in the Territory; and

                (ii) responding to all medical inquiries.

Each Party shall carry out the responsibility referred to it by the Project Team in connection with such safety data-base or medical inquiries.

        (h) EVENTS AFFECTING INTEGRITY OR REPUTATION. During the Term, the Parties shall Notify each other immediately of any circumstances of which they are aware which arise whereby the integrity and reputation of the Products or of the Parties are threatened by the unlawful activity of any third party in relation to the Products, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Products by any third party as a means of extorting payment from the Parties or another third party. In any such circumstances, the Parties shall, to a reasonable extent, cooperate fully to limit any damage to the Parties and/or to the Products.

        (i) GOVERNMENTAL INSPECTION. Each Party shall advise the other of any governmental communication, inspection or report of which it is aware and which affects the Product or Legal Requirements relating to the Product. Any response to a regulatory notice relating to the Product or such Legal Requirement shall be prepared jointly by the Parties, with the lead role taken by the Party to whom such notice is addressed (or, if addressed to both Parties, with the lead role taken by [...*...]); provided, however, that each Party shall be entitled to take all such actions



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      23.

with respect to such notice as are required of it by Legal Requirements. Both Parties shall have the right to be present during any such inspection.

        (j) SUMMARY OF SAFETY INFORMATION. The Project Team shall coordinate the preparation of the investigators brochure and summary of safety information. During the preparation of the documents, if significant safety issues arise, the Project Team shall discuss the safety issues reasonably promptly.

4.2 TECHNICAL SUPPORT REGARDING ADVERSE EVENTS AND PRODUCT COMPLAINTS.

        (a) PRODUCT COMPLAINTS. Each Party shall promptly Notify the other Party of any complaints received regarding the Product (other than those relating to safety or efficacy) in sufficient detail to allow such Party to comply with any and all applicable laws and regulations imposed upon it in any country in the Territory.

        (b) RETENTION OF PRODUCT SAMPLES. Avigen shall, or shall cause one of its Affiliates or Sublicensees to, retain samples of each Product Lot in accordance with applicable Legal Requirements.

        (c) QUALITY ASSURANCE INVESTIGATIONS. Each Party shall take the actions in relation to AEs and SAEs that the Project Team determines shall be undertaken by such Party.

        (d) STABILITY DATA. Avigen shall Notify Bayer of any stability failures in routine stability testing of the Product in accordance with the Product Specifications within [...*...] of Avigen confirming such failure if such failure could require notification of a regulatory authority, could prevent release of Product or could warrant recall of Product.

                                   ARTICLE 5.

                               MILESTONE PAYMENTS

5.1 MILESTONE PAYMENTS. In partial consideration (together with the payments pursuant to Section 5.2) for the license granted to Bayer for the Patent Rights, Avigen Improvement Rights and the Avigen Know-How, Bayer shall pay to Avigen the following amounts in Dollars:

        (a) INITIATION OF PHASE II/III CLINICAL TRIALS BY BAYER, ITS AFFILIATES OR SUBLICENSEES. [...*...] within [...*...] of the Initiation of Phase II/III Clinical Trials for the Product;

        (b) BLA SUBMISSION FOR THE PRODUCT. [...*...] within [...*...] of the first submission by a Party of a mutually agreed upon BLA in the United States, the European Union or Japan for the Product; provided, however, that such submission is accepted for evaluation by the FDA or other Regulatory Agency in such country.

        (c) APPROVAL OF A BLA. [...*...] within [...*...] of the first approval of a BLA in a major country (i.e., U.S., Canada, UK, Germany, Italy, France, Spain, and/or Japan) by the FDA or other applicable Regulatory Agency; provided, however, that if Price Approval is required in a major country, no payment shall be due with respect to BLA approval in that major country (but



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      24.

may separately become due with respect to BLA approval in another major country) until [...*...] from receipt of such Price Approval;

        (d) [...*...]. If the [...*...] a product for [...*...] to patients
[...*...] within [...*...] of the date the [...*...] the [...*...] and/or
[...*...].

5.2 ROYALTY PAYMENTS.

        (a) PATENT RIGHTS, IMPROVEMENT RIGHTS, AND KNOW-HOW ROYALTY. In partial consideration (together with the payments pursuant to Section 5.1) for the license granted to Bayer for the Patent Rights, Avigen Improvement Rights and the Avigen Know-How in Article 2, Bayer shall pay to Avigen, a royalty equal to [...*...] of Net Sales in each country in the Territory, on a country-by-country basis, from the Commercial Launch in such country until termination of this Agreement, [...*...].

                                   ARTICLE 6.

                       PROTECTION OF INTELLECTUAL PROPERTY

6.1 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS, IMPROVEMENT RIGHTS, AND JOINT INVENTION RIGHTS.

        (a) PATENT RIGHTS AND AVIGEN IMPROVEMENT RIGHTS. Avigen shall have the exclusive right to and shall file (as applicable), prosecute (including without limitation conducting interferences and oppositions) with reasonable diligence and maintain, [...*...] the patent applications and patents within the Patent Rights and Avigen Improvement Rights.

        (b) BAYER IMPROVEMENT RIGHTS. Bayer shall have the exclusive right to and shall file (as applicable), prosecute (including without limitation by conducting interferences and oppositions) with reasonable diligence and maintain, [...*...] the patent applications and patents within the Bayer Improvement Rights.

        (c) JOINT INVENTION RIGHTS. The Parties shall consult with each other with respect to each Joint Invention. If the Parties determine to file a patent application covering such Joint Invention, [...*...] agrees to prosecute with reasonable diligence such Joint Invention Right in the name of both Bayer (or its Affiliate) and Avigen (or its Affiliate), with the expenses of such prosecution and maintenance to be borne [...*...]. Each Party agrees to execute such documents and perform such acts as the other Party may reasonably request in connection with such other Party's filing and prosecution of any Joint Invention Right. If either Party prefers not to file a patent application covering a Joint Invention or determines not to join in funding the filing of a patent application covering a Joint Invention, it shall assign to the other Party its entire right, title and interest in such Joint Invention and, for purposes of this Agreement, such invention shall cease to be considered a Joint Invention and the ensuing patents shall not be considered Joint Invention Rights and shall be owned solely by such other Party. [...*...] shall provide [...*...] with drafts of any proposed filing or communication with patent authorities within a reasonable period before such document is due or proposed to be filed, and shall reasonably consider [...*...] comments on such documents.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      25.
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        (d) ABANDONMENT. Each Party shall have the right to file, prosecute and maintain any applications or patents the other Party elects to abandon. Accordingly, each Party shall provide the other with notice of any such intent to abandon within a reasonable amount of time to allow the other to continue or begin the necessary efforts. A Party electing to perfect the intellectual property rights under this Section 6.1(d) shall bear all costs associated with such efforts and shall have assigned to it all rights, title and interest therein by the other Party. Each Party agrees to execute such documents and perform such acts as the other Party may reasonably request in connection with such other Party's filing and prosecution of any intellectual property rights.

        (e) NOTICE. Avigen shall promptly give Notice to Bayer of the grant, lapse, revocation, surrender, invalidation or abandonment of any [...*...] prosecuted or maintained by Avigen and of the initiation of any proceedings, interferences, oppositions and/or actions and any decisions or determinations relating to the validity, enforceability or scope thereof. Bayer shall promptly give Notice to Avigen of the grant, lapse, revocation, surrender, invalidation or abandonment of any [...*...] prosecuted or maintained by Bayer and of any proceedings, interferences, oppositions and/or actions and any decisions or determinations relating to the validity, enforceability or scope thereof.

6.2 REGISTRATION AND MAINTENANCE OF AVIGEN TRADEMARK. Avigen agrees to register, upon Bayer's request, and maintain [...*...] the Avigen Trademark in all mutually agreed-upon countries within the Territory in which Avigen has not, as of the Effective Date, registered an intent to use such trademark (to the extent it is possible to register the intent to use such trademark). Avigen shall give Notice to Bayer of any decision to cease maintenance of any registration for the Avigen Trademark. If Avigen fails to maintain the registration of the Avigen Trademark, Bayer may, but is not required to, maintain on Avigen's behalf the Avigen Trademark. If Avigen elects not to maintain the registration for the Avigen Trademark, Avigen agrees to execute such documents and perform such acts as may be reasonably necessary for Bayer to continue such maintenance and Bayer [...*...] the [...*...] (including, without limitation, [...*...] and [...*...]
and [...*...]) from any [...*...] under this Agreement.

6.3 PATENT TERM RESTORATION. [...*...] will, [...*...] in each country of the world, determine which, if any, of the patents within the [...*...] the Parties will apply to extend the term of as provided for by the Patent Term Restoration Act (35 U.S.C. 156) and other similar patent term extension provisions in countries other than the United States; provided, however, that any determination to extend a patent within the Bayer Improvement Rights or Joint Invention Rights shall be subject to Bayer's prior written consent. [...*...] agrees not to make, and shall ensure that its Affiliates do not make, any submissions, filings or other communications with any governmental agency with respect to patent term restoration (or other similar grant of a monopoly right with respect to the Product) for any patents within the [...*...] without [...*...] consent. [...*...] will, [...*...] in each country of the world, determine if it is necessary to dispute any patent term adjustment or lack thereof provided for by 35 U.S.C. 154(b) and other similar provisions in countries other than the United States, calculated by the applicable patent office, with respect to the patents within the [...*...].



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                      26.
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6.4 INFRINGEMENT OF PATENT RIGHTS AND IMPROVEMENT RIGHTS.

        (a) PROTECTION IN GENERAL. Avigen and Bayer agree to take the actions, specified below in this Section 6.4, in the name of Avigen or Bayer or both of them to protect the Patent Rights and Improvement Rights licensed or to be licensed under this Agreement, and the Joint Invention Rights, against any Third Party who infringes the Patent Rights, Improvement Rights or the Joint Invention Rights.

        (b) NOTICE. Each Party shall give Notice to the other of any suspected infringement of or claims, notices, challenges, actions or proceedings relating to the validity or enforceability of any Patent Rights, License Rights, Improvement Rights, Joint Invention Rights, or Know-How promptly after learning of such infringement or challenge.

        (c) ACTION AGAINST INFRINGEMENT IN THE FIELD. As between the Parties, [...*...] shall have the first right to prosecute and shall bear all expenses associated with all claims against Third Parties for infringement during the Term within the Field of the Patent Rights, [...*...] Improvement Rights and for misappropriation of the [...*...] shall have the first right to prosecute and shall bear all expenses associated with all claims against Third Parties for infringement of the [...*...] Improvement Rights and misappropriation of [...*...] Know-How. In any action pursuant to this Section 6.4, each Party shall have the right to join the action and be represented by counsel of its own choice and shall bear its own costs associated with such representation. In the event elects not to join such an action, it shall reimburse of costs associated with the representation, and in the event [...*...] elects not to join such an action, it shall reimburse [...*...] of [...*...] costs associated with the representation (such costs to include reasonable attorney's fees). In the event both Parties are participating in such an action, [...*...] shall not [...*...] any [...*...] issue that is [...*...] with [...*...] on [...*...].

        (d) RECOVERY. Any recovery, awarded either Party or the Parties in connection with an action pursuant to Section 6.4(c) shall be distributed as follows: (i) first, to pay the litigation expenses (including attorney's fees) borne by the Parties in connection with the claim of infringement, and (ii) second, with any additional amounts being allocated between the Parties [...*...] to Avigen and [...*...] to Bayer.

        (e) DAMAGES. Any damages that either Party is or the Parties are ordered to pay to a Third Party in connection with such action shall be born [...*...] by Avigen and [...*...], and the Parties shall indemnify each other as necessary to achieve such allocation.

        (f) ELECTION NOT TO PROSECUTE. If either Party notifies the other in writing that it elects not to prosecute a potential claim under this Section 6.4(c), then the other Party shall have the right to prosecute such claims at its sole expense, and shall be solely entitled to any recovery thereof. Avigen's prosecution of claims against Persons for infringement of the Patent Rights, License Rights and Avigen Improvement Rights outside the Field shall be in Avigen's sole discretion and not subject to the sharing of any legal expenses therefore or recovery thereon with Bayer. Bayer shall enjoy no right to pursue the prosecution of any infringer of the Patent Rights, License Rights or Avigen Improvement Rights outside the Field.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      27.
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        (g) INDISPENSABLE PARTY. If either Party reasonably determines that the other Party is an indispensable party to any action pursuant to this Section 6.4, the other Party hereby consents to be joined and shall bear its own costs in the event that party elects to be represented by separate counsel.

        (h) SETTLEMENT. Neither Party shall settle any action pursuant to this
Section 6.4 without the other Party's consent, such consent not to be unreasonable withheld, delayed or conditioned.

6.5 THIRD PARTY INTELLECTUAL PROPERTY.

        (a) NOTICE. If the development, manufacture, use, import, export, offer for sale or sale of the Product results in a claim for patent infringement or other violation of intellectual property rights of any Third Person, the Party to this Agreement first having notice shall promptly Notify the other Party.

        (b) ACTION. [...*...] shall [...*...] the Parties against any claim by a Third Person that the development, manufacture, use, sale, offer for sale, export or import by either Party, the Parties or any of their agents of the Product for supply hereunder or supplied hereunder infringes Third Party intellectual property; provided, however, that in the event [...*...] elects not to join such an action, it shall reimburse [...*...] of [...*...] costs associated with the representation (such costs to include reasonable attorney's fees). If both Parties are participating in such an action, each Party shall bear its own costs in connection with such action and [...*...] shall not [...*...] on any [...*...] or [...*...] that is [...*...] with [...*...] on such
[...*...]. In the event [...*...] is not named a defendant in such a suit, [...*...] hereby consents to its being joined to the suit.

        (c) TRADE SECRET MISAPPROPRIATION. If the claim involves an allegation of a violation of the trade secret rights of a Third Person, the Party accused of such violation shall have the obligation to defend against such claim at its own expense.

        (d) SETTLEMENT. Neither Party shall settle any action pursuant to this
Section 6.5 without the other Party's consent, such consent not to be unreasonable withheld, delayed or conditioned.

        (e) DAMAGES. Any damages that either Party is or the Parties are ordered to pay to a Third Party in connection with an action pursuant to Section 6.5(b) shall be borne [...*...] by Avigen and [...*...] by Bayer, and the Parties shall indemnify each other as necessary to achieve such allocation.

        (f) RECOVERIES. Any recoveries on an action pursuant to Section 6.5(b) shall go first to reimburse the expenses of the Parties in connection with such action and next [...*...] to Avigen and [...*...] to Bayer.

6.6 INFRINGEMENT OF TRADEMARK.

        (a) PROTECTION OF TRADEMARK. Avigen and Bayer agree to take the actions, specified below in this Section 6.6, in the name of Avigen or Bayer or both of them to protect the Trademark against any Third Party who either infringes the Trademark or brings any claims or proceedings against Avigen or against Bayer or any of their Affiliates or Sublicensees for



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      28.
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infringement of the Third Party's trademark in relation to the use and exploitation of the Trademark.

        (b) ACTION BY BAYER TO DEFEND THE BAYER TRADEMARK. Bayer shall have sole responsibility for and bear the cost of defending the Bayer Trademark against claims that Bayer's use of Bayer Trademark pursuant to this Agreement infringes the rights of a Third Party.

        (c) ACTION BY BAYER WITH RESPECT TO INFRINGEMENT OF AVIGEN TRADEMARK AND TRADEMARKS. [...*...] shall have the first right to institute infringement suits or take other action with respect to the Trademark where Bayer determines that a Third Party is marketing a product in the Territory during the Term which infringes [...*...]. Bayer shall have the right to institute such suit or take other appropriate action at its own expense in the name of [...*...] or of [...*...] or of any of them. [...*...] shall, and shall cause its Affiliates to, cooperate with [...*...] in its efforts to protect such Trademark and shall agree to be a party in any suit, if required. [...*...] shall have the right to be represented in that action by counsel of its own choice. Avigen shall bear [...*...] of [...*...] costs (including reasonable attorney's fees) to litigate such claims and [...*...] shall bear [...*...] of [...*...] cost (including reasonable attorney's fees); provided, however, that [...*...] elects to be represented separately, each Party shall bear its own expenses.

6.7 RECOVERY. Any recovery obtained by [...*...] as a result of Section 6.6 shall be distributed as follows: (i) first, to pay the expenses (including reasonable attorney's fees) incurred by the Parties in connection with such infringement; and (ii) second, [...*...] to Avigen and [...*...] to Bayer.

6.8 NOTICE. Each Party shall give Notice to the other of any suspected infringement of or claims, notices, challenges, actions or proceedings relating to the validity or enforceability of any Patent Rights, License Rights, Improvement Rights, Joint Invention Rights, Avigen Trademark or Bayer Trademark promptly after learning of such infringement or challenge.

6.9 EXCLUSIVITY.

        (a) COMPETING PRODUCTS. In the event that a Third Party sells a Competing Product in a country in the Territory, then, unless and until such Competing Product is removed from the Market, the Package Price under Section
12.1 shall[...*...] be [...*...] of [...*...] for such Product in such country for all Net Sales of Product in such country or the Package Price set forth in
Section 12.1(a)(iii), whichever is greater.

        (b) RESTORING EXCLUSIVITY BY OBTAINING A CONTINUATION RIGHT. If [...*...] acquires for itself and for [...*...] a Continuation Right in a country in order to restore Product exclusivity in such country, [...*...] shall be fully responsible for all [...*...] associated with such Continuation Right, including, without limitation, any [...*...] payable to Third Parties. For purposes of this Section, "Continuation Right" shall mean the right secured from Third Parties to continue to [...*...] and [...*...] on an exclusive basis in a country described by the first sentence of Section 6.9(a).

        (c) In any country in which Avigen secures a Continuation Right, the Package Price shall be as set forth in Article 12, notwithstanding Section 6.9(a).



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      29.

PART III: MANUFACTURING & MARKETING

                                   ARTICLE 7.

                  GENERAL SCOPE OF SERVICES & GRANT OF LICENSE

7.1 SCOPE OF SERVICES. Avigen shall, in accordance with this Agreement:

        (a) perform Processing services at a Facility or at the plant of Avigen's authorized subcontractors, in accordance with the Product Specifications;

        (b) perform quality assurance and control testing of the Product, the Processing and each Facility pursuant to the terms hereof and in accordance with the Product Specifications and provide a Certificate of Analysis and Certificate of Validation; and

        (c) permit Bayer to perform quality assurance review of the Product and of the Processing in accordance with the terms hereof.

7.2 GRANT OF LICENSE. Bayer hereby grants to Avigen during the Term (i) the right and exclusive (as to all Persons including Bayer) license under the Patent Rights, License Rights, Improvement Rights and Avigen Know-How to [...*...] Products for supply exclusively to Bayer, its Affiliates and Sublicensees pursuant to this Agreement (subject to Avigen's rights pursuant to Section [...*...]); and (ii) a nonexclusive license under all such rights to conduct its activities with respect to Product pursuant to this Agreement. During the Term, Bayer agrees not to [...*...] the Product nor license or authorize any Third Party, Bayer Affiliate or Sublicensee to do so. During the Term, Bayer shall obtain [...*...] requirements for Product from Avigen pursuant to this Agreement.

7.3 SUBLICENSING. Avigen shall have the right to grant sublicenses of the licenses granted to it in Section 7.2 subject to the same restrictions as provided in Section 2.4 under the licenses of Section 2.1.

                                   ARTICLE 8.

                          FORECASTS AND PURCHASE ORDERS

8.1 CLINICAL SUPPLY. Bayer shall place its orders for Product for the Phase II/III Clinical Trials quarterly and no less than [...*...] in advance of the quarter in which Bayer requests delivery. Avigen shall use [...*...] to fill Bayer's orders for such Products.

8.2 QUARTERLY PRODUCT FORECAST FOR COMMERCIAL SUPPLY.

        (a) PRODUCT FORECASTS. Bayer shall submit to Avigen on a calendar quarter basis on or before the first Business Day of each calendar quarter a rolling forecast for the next [...*...] setting forth the total quantity of Product that Bayer either has ordered or expects to order from Avigen ("Product Forecast"). The [...*...] of a Product Forecast shall not vary from the [...*...] of the prior Product Forecast by more than [...*...]. In the Product Forecast, Bayer shall include a breakdown of the total quantity of Products by calendar quarter, and, in respect of the quarterly



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      30.

breakdown, identify the applicable set of Product Specifications (which shall include identifying the applicable Legal Label Text and Packaging for the quantities of Product being forecast).

        (b) INITIAL PRODUCT FORECAST. Bayer may submit its initial Product Forecast for Products at any time on or after the Effective Date.

        (c) DELIVERY OF PURCHASE ORDER; CONTENTS. Together with each quarterly Product Forecast, Bayer shall deliver to Avigen, in writing, a binding purchase order ("Purchase Order") for Product for the next calendar quarter. This Purchase Order shall equal the Product Forecast for the first calendar quarter of the accompanying forecast. Each Purchase Order shall specify the Product ordered, the quantities of Product ordered with respect to each of the Product Specifications (which shall include identifying the applicable Legal Label Text and Packaging), and the requested time of delivery, manner of shipment, insurance and address to which the carrier to which Avigen delivers Product should deliver the shipment to Bayer. Schedule 8.2 is incorporated herein by reference to illustrate the workings of this Purchase Order and Product Forecast system.

        (d) AMENDING FORECASTS. Each Product Forecast may vary from prior Product Forecasts subject only to the limits previously set forth in this
Section 8.2.

        (e) PRODUCTION CAPACITY. Avigen shall Notify Bayer of the production capacity of the Facility existing as of the Effective Date (the "Production Capacity"), and shall promptly Notify Bayer of material changes in Production Capacity. Avigen shall not [...*...] the Production Capacity without the approval of the Governance Committee, except as may be required by or result from a change to the Process otherwise permitted under this Agreement. Notwithstanding any other provision of this Agreement, Bayer shall limit its Purchase Orders for each calendar quarter to the then-current Production Capacity.

8.3 GOVERNING TERMS. All orders under this Article 8 shall be subject to the provisions of this Agreement and shall not be subject to any inconsistent terms and conditions contained on any Purchase Order or shipping request of Bayer, except insofar as any such document or request establishes: (a) the quantity of any Bayer Product to be shipped (subject to the limitations of this Article 8);
(b) the delivery date (subject to the limitations of this Article 8); (c) the shipment route and destination; or (d) the carrier.

8.4 NON-COMMERCIAL SUPPLY. Bayer shall include in its quarterly Product Forecasts and its quarterly Product Orders quantities of Product for non-commercial purposes.

8.5 FULFILLMENT OF PURCHASE ORDERS. Avigen shall fill Bayer's Purchase Orders in accordance with their terms (provided that such Purchase Orders fall within the limits described in Section 8.2. Within five (5) Business Days of receipt of a Purchase Order, Avigen shall promptly Notify Bayer if it will not be able to satisfy a particular Purchase Order on time, in full or at all, which Notice shall include an explanation in reasonable detail of the reason for Avigen's failure to comply with a particular Purchase Order and its proposed course of action for remedying such failure. Bayer shall be entitled to require Avigen to produce evidence to support its Notice. Avigen shall use [...*...] to deliver to Bayer within [...*...] of the first date specified



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      31.

for delivery in a Purchase Order all quantities of Products validly ordered by Bayer but which Avigen was unable to deliver by the date specified in the Purchase Order.

8.6 INVENTORY. Each Party shall, at all times following first Commercial Launch in the Territory, maintain an inventory of Product in accordance with customary and reasonable pharmaceutical industry practice, and, in any event shall maintain an inventory (i) from first Commercial Launch in the Territory through the first anniversary thereof, equal to the quantity of Product Bayer has forecast (or ordered, as the case may be) for the [...*...], and (ii) thereafter, equal to a [...*...] based on the quantity of Product ordered by Bayer unless the Project Team establishes a different level.

8.7 FAILURE TO SUPPLY. In the event Avigen fails, after Commercial Launch of the Product in any country, to supply in a timely manner [...*...] of Product ordered by Bayer pursuant to [...*...], and [...*...] of such [...*...] Bayer's inventory of Product drops below [...*...] of the [...*...] under [...*...], a "Supply Breach" shall be deemed to have occurred, and Bayer shall have the right to terminate this Agreement pursuant to Section 18.4; provided, however, that if such failure to supply was the result of a Force Majeure, a "Supply Breach" shall not be deemed to have occurred until [...*...] (or [...*...] as may be reasonable under the circumstances) have elapsed since Notice of the Force Majeure was given pursuant to Section 20.5 and Avigen (i) has [...*...] quantities of product ordered by Bayer pursuant to Purchase Orders; and (ii) has not [...*...] within a reasonably prompt period of time after the occurrence of the failure to supply due to Force Majeure a [...*...] to reestablish supply by Avigen within [...*...]. If the Governance Committee and the Parties' CEOs have not, within [...*...] after the date Avigen present such plan, reached agreement on the issue of whether such plan will reestablish supply [...*...] (or if Avigen has failed to submit such plan [...*...], either Party may refer the issue (a "Reestablishment Issue") of whether a Supply Breach has occurred directly into arbitration pursuant to Section 19.2 (notwithstanding Section 19.1). Any failure to deliver attributable to mishandling or other fault of a carrier shall not be counted against Avigen for purposes of this Section 8.7.

                                   ARTICLE 9.

                                   PRODUCTION

9.1 PROCESSING. Avigen shall perform the Process in order to produce the quantities of Product ordered pursuant to valid Purchase Orders by Bayer. Avigen shall not make any changes in the Process or in a Facility (other than routine maintenance, reconditioning and/or replacement of the equipment used in the Process) which would require submissions to or approvals from any Regulatory Agencies regarding the Product, except with the [...*...] of the [...*...]. Avigen shall comply, in each aspect of its Processing, with all applicable Legal Requirements.

9.2 PROCUREMENT OF INGREDIENTS AND MATERIALS; INVENTORY. If Avigen uses Third Party suppliers, it shall use suppliers in accordance with the requirements set forth in the BLA.

9.3 QUALITY ASSURANCE. The Parties agree that quality assurance for the Product shall be allocated between the Parties as follows:



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      32.

        (a) TESTING BY AVIGEN. Avigen shall perform quality testing using assays in accordance with the applicable Product Specifications in order to assure that the Product complies with the Product Specifications, and shall retain samples of each Product Lot produced and records of the tests made on each such lot. In addition, Avigen shall deliver no Product to Bayer until such Product has been processed in accordance with the tests, inspections and controls required under the Product Specifications; provided, however, that the foregoing shall not relieve Avigen of its obligation under Section 8.5 to deliver Product. Avigen shall maintain records with respect to all quality testing of Product. Bayer shall have the right to conduct an annual inspection in accordance with Schedule 9.3(a) and (c) and [...*...] Avigen's premises during normal business hours, upon reasonable notice by prior written request, provided, however, that Bayer shall have the right to [...*...] under this Section in order to [...*...] by Bayer in the [...*...] have been appropriately [...*...]. Avigen shall run, complete and record such number of validation batches of the Product as required under the Legal Requirements in the United States, pursuant to the BLA submission[...*...].

        (b) NOTICE OF NON-CONFORMING PRODUCTS. Avigen shall promptly Notify Bayer of any Non-Conforming Product of which it becomes aware specifying the Product's release testing and Master Production and Control Records.

        (c) TESTING BY BAYER.

                (i) QUALITY TESTING. At Bayer's election, Bayer may subject the Product to testing at Bayer's facilities in accordance with Schedule 9.3(c)(i) and [...*...] in order to verify conformance of the Product with the Product Specifications.

                (ii) RELEASE-TESTING FOR EUROPE. Avigen shall supply such necessary quantities [...*...] and Bayer shall run, complete and record, [...*...] such number of release-test batches of the Product as are required by Legal Requirements on Product for sale in the European Union.

        (d) NOTICE OF DELIVERY OF NON-CONFORMING PRODUCTS. Bayer shall Notify Avigen of any Non-Conforming Product within (i) [...*...] of Bayer's receipt of such Non-Conforming Product in the event of a defect discovered by Bayer through the use of reasonable testing methods and procedures mutually agreed to by the Parties or (ii) [...*...] of Bayer's confirmation of the Non-Conforming status of the Product in the event of a defect (hidden or otherwise) which was not discovered through the use of such testing methods and procedures. Avigen shall have the right to examine and test any Product in Bayer's possession that Bayer claims is Non-Conforming. The Parties shall cooperate to determine the point at which the Product became Non-Conforming. In the event that the Parties cannot agree as to whether any Product is Non-Conforming, the Parties shall promptly appoint an independent specialist (appointed by mutual agreement between the Parties or, in default of agreement, by [...*...] or such other Person as the Project Team may designate within [...*...] of the Effective Date), who shall determine whether such Product is Non-Conforming; provided, however, that if the product is determined to be conforming, Bayer (w) may elect not to sell or otherwise use such Product, (x) may dispose of such Product as provided in
Section 16.1, (y) shall instead pay to Avigen, as full payment for such amount of Product (notwithstanding Article 12) [...*...], and (z) shall Notify Avigen of such election promptly after such specialist renders her or his findings. If Bayer elects pursuant



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      33.

to the foregoing sentence not to sell Product from different production lots delivered in [...*...], such action shall be deemed to be an incurable material breach by Bayer. In the absence of manifest error, the independent specialist's decision shall be conclusive and binding on the Parties. The independent specialist shall be paid by the Party found to be in error. This Section shall not relieve Avigen of its obligations to deliver Products in accordance with
Section 8.5.

        (e) OBSERVATION BY BAYER. During the Term, Bayer shall have the right, [...*...] (or more [...*...] as necessary to [...*...] during the [...*...])
during normal business hours and upon reasonable notice, to audit the Facility where the Product is manufactured in order to ensure that the Processing complies with the Product Specifications and Legal Requirements. Such audits shall not interfere with Avigen's operations. Bayer shall have the right to [...*...] of the documentation relating to Processing at the Facility and shall be accompanied at all times by an Avigen representative.

        (f) RECALLS AND VOLUNTARY WITHDRAWALS. If either Party becomes aware of information about distributed Product indicating that it may be Non-Conforming or that there is potential adulteration, misbranding and/or any potential issues regarding safety or effectiveness, it shall promptly serve Notice to that effect on the other Party. [...*...] will initiate an investigation and assessment of such circumstances and shall promptly Notify [...*...] of its findings and any proposed course of action. The Parties shall meet to discuss such circumstances and to consider appropriate courses of action. [...*...] shall have the right to control and shall bear all costs associated with a recall of the Product, unless such recall is caused by a [...*...] or [...*...] to the [...*...] to Product [...*...] in accordance with the [...*...] specified in Section [...*...] of the Product [...*...] to the [...*...] at the [...*...] in which case [...*...]
shall [...*...] (or [...*...]) all reasonable costs associated with the recall. [...*...] shall maintain complete and accurate records of any recall for such periods as may be required by Legal Requirements, but in no event for less than three (3) years for all Product Sold by it, including distribution data related to Sales of the Product to end users by Product Lot number.

9.4 FINAL LABEL PRODUCTS. Avigen shall be responsible for preparing and delivering Product with the proper Packaging and, upon request by Bayer, the Legal Label Text.

                                   ARTICLE 10.

                               DELIVERY; INVOICES

10.1 DELIVERY. All shipments shall be made by Avigen pursuant to Bayer's reasonable instructions. Delivery shall be made [...*...] (INCOTERMS 2000) (subject to the following sentence as to [...*...]) by Avigen to Bayer's designated [...*...], with title of such Product to pass from Avigen to Bayer upon [...*...]. Avigen and Bayer shall mutually select a carrier and shall mutually agree to insurance coverage and charges to insure the Product for its replacement value, which freight and insurance costs [...*...] shall be [...*...].

10.2 CERTIFICATES OF ANALYSIS. Each Product Lot delivered to Bayer shall be accompanied by an appropriate Certificate of Analysis. Avigen shall, for customs purposes, upon delivery of the Product, provide Bayer with a valid declaration of origin, in a form reasonably acceptable to



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      34.

Bayer, in respect of all Product supplied to Bayer under this Agreement, together with such other supporting documents relating to the origin of such Product as Bayer may reasonably require.

10.3 METHOD OF INVOICING AND PAYMENT. All orders of Product for Sale under this Agreement shall be invoiced at the rate of [...*...], plus an amount equal to the [...*...] by [...*...]. All other orders of Product shall be invoiced at the rates set forth in Section 12.1(b) and (c), plus an amount equal to the [...*...] by [...*...].

                                   ARTICLE 11.

                               MARKETING BY BAYER

11.1 MARKETING. Bayer shall use [...*...], giving due consideration to [...*...] and [...*...], to promote (including without limitation pre-marketing, advertising, education and detailing), market, distribute, sell and provide product support (collectively, "Commercialize", and "Commercializing" and "Commercialization" shall be interpreted accordingly) for the Product in each country of the Territory where the Parties obtain Regulatory Approval for the Product (or, if a Regulatory Approval covers a group of countries; in such group as a whole), and in any event, shall [...*...] to Commercializing the Product that is [...*...] than [...*...] in Commercializing its other [...*...] of [...*...].

11.2 PROMOTIONAL MATERIALS. Bayer shall deliver samples of all written materials to be used to promote the Product to Avigen via the Project Team. Bayer shall not use any written materials to promote the Product that Avigen has not [...*...] and [...*...], such [...*...] not to [...*...] or (and, in any event, such to be has not within of delivery of such materials to the Project Team).

11.3 COMPLIANCE WITH LAWS. Bayer shall comply, in each aspect of its Commercialization of the Product, with all applicable Legal Requirements.

11.4 COMPASSIONATE USE. Bayer may make Product available non-commercially to patients on compassionate use grounds; provided, however, the quantity of Doses of Product per calendar year available on such grounds shall be determined by [...*...].

11.5 BAYER ACQUISITION OR MERGER. In the event that Bayer acquires or merges with, or all or substantially all of Bayer's assets are acquired by, a Competitor, and in a particular country in the Territory (i) Bayer or the Competitor, as the case may be, [...*...] or [...*...] within [...*...] of such acquisition or merger, (ii) Bayer or the Competitor, as the case may be, is not [...*...] by a [...*...] to [...*...] the [...*...] (iii) Sales of the Product
[...*...] the [...*...] that [...*...] in [...*...] during the [...*...] such acquisition or merger, then with respect to such country, Bayer's license to [...*...] Product under Section 2.1(a) shall [...*...] the fulfillment of [...*...] the foregoing conditions [...*...] from being [...*...] to being [...*...] and [...*...] Parties shall have the [...*...] Third Parties, [...*...] in order to [...*...] the Product within [...*...]; provided, however, that Avigen shall [...*...] all [...*...] before [...*...] for its [...*...]
activities; and, provided, further, that [...*...] shall be entitled to continue using the [...*...] in any country in which [...*...]; and, provided, further, that the Parties shall [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      35.

any [...*...] and/or [...*...] as necessary in order to comply with the Legal Requirements in light of [...*...].[...*...] shall [...*...] Bayer [...*...] in respect of [...*...] of Product in such country.

                                   ARTICLE 12.

                              PACKAGE PRICE PAYMENT

12.1 PACKAGE PRICE. In consideration for the supply of Product, the Parties agree that the "Package Price" of the Product to be charged by Avigen to Bayer shall be determined based on the following:

        (a) PRODUCTS.

                (i) AGGREGATE NET SALES OF LESS THAN [...*...]. Until cumulative Net Sales of Product in the Territory total [...*...], Bayer shall pay Avigen a Package Price equal to [...*...] of Net Sales for such Product.

                (ii) AGGREGATE NET SALES OF [...*...]. From the time cumulative Net Sales of Product in the Territory total [...*...], Bayer shall pay Avigen a Package Price equal to [...*...] of Net Sales for such Product.

                (iii) [...*...]. At a time mutually agreeable to the Parties prior to first Commercial Launch and thereafter on or before August 1 of each year, Avigen shall submit to Bayer the calculation of its [...*...], which shall be stated on a per Dose basis and shall be equal to the [...*...] for the Product during the [...*...] having ended on June 30th of such year, [...*...] of [...*...] over [...*...] the [...*...] under the [...*...]. Notwithstanding
Sections [...*...], Bayer shall pay Avigen a [...*...] for each [...*...] in the subsequent calendar year [...*...] to the [...*...] specified on or before [...*...] such subsequent calendar year in which [...*...]. (E.g., if Avigen's [...*...] for fiscal year beginning [...*...] and ending [...*...] is [...*...],
Bayer shall pay [...*...] Avigen for [...*...] by Bayer from [...*...])

        An example of calculations of Package Price pursuant to this 12.1(a) is included as example 3 in Schedule 12.2(a).

        (b) CLINICAL SUPPLIES. The Package Price for Doses of clinical supply of Product purchased by Bayer shall be at a rate [...*...] Product.

        (c) NON-COMMERCIAL PRODUCT. The Package Price for Doses of Product purchased by Bayer for any use described in Section 11.4 shall be at a rate [...*...] the Product.

12.2 REMITTANCE OF PAYMENTS.

        (a) PRODUCTS.

                (i) INITIAL PAYMENT. Within [...*...] after the invoice date for Product delivered to Bayer pursuant to Section 10.1(a), Bayer shall pay to Avigen (i) [...*...] in accordance with Section 10.3 and as pre-payment against the Package Price, and (ii) the [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      36.

Avigen [...*...] and invoiced to [...*...] of Product; provided, however, that the Product associated with such payment was actually delivered pursuant to
Section 10.1.

                 (ii) PAYMENT OF THE BALANCE OF THE PACKAGE PRICE PLUS AVIGEN ROYALTY. Within [...*...] of the close of each calendar quarter, Bayer shall provide to Avigen, a schedule of Net Sales invoiced by Bayer for Product Sold, for such quarter which has just closed. Bayer shall pay to Avigen (i) (A) the Package Price associated with such Sales under Sections [...*...]; or [...*...] under Section [...*...] associated with Sales, [...*...]; plus (ii) amounts due under Section 5.2; provided, however, that Bayer shall deduct from such payment any pre-payments made by Bayer to Avigen under Section 12.2(a)(i) for Doses Bayer has Sold during such calendar quarter.

        An example of the pre-payment for Product pursuant to Section 12.2(a)(i) and the payment of the balance of the Package Price pursuant to Section 12.2(a)(ii) is attached hereto as Schedule 12.2(a).

        (b) CLINICAL SUPPLIES AND NON-COMMERCIAL PRODUCTS. Payments due to Avigen under Sections 12.1(b) and 12.1(c) shall be payable by Bayer no later than [...*...]; provided, however, that the Product associated with such payment was actually delivered pursuant to Section 10.1.

        (c) WIRE TRANSFER. Bayer shall make payment by wire transfer of Dollars or by such other payment method as the Parties may agree upon from time to time.

12.3 FOREIGN CURRENCY. Payments made under this Agreement shall be payable in US Dollars. Net Sales calculated under this Agreement shall be computed for each quarter with foreign Net Sales converted into Dollars using the exchange rate reported in The Wall Street Journal, East Coast Edition, for the last Business Day of such quarter.

                                   ARTICLE 13.

                  MANUFACTURING ISSUES AND CONSULTING SERVICES

13.1 MANUFACTURING ISSUE. If Bayer determines (i) that any aspect of a Facility or the Process does not comply with the Legal Requirements, or (ii) that Avigen is not complying with the manufacturing aspects of the Project Plan in a material way (and does not remedy such non-compliance [...*...] of written notice from Bayer of such non-compliance), it shall Notify Avigen and appropriate personnel and/or executives of the Parties shall meet promptly in an effort to agree upon a resolution of the matter (a "Manufacturing Issue"). If the Parties are unable to resolve any Manufacturing Issue within [...*...], notwithstanding Section 19.1, the dispute may be referred by either Party to arbitration under Section 19.2

13.2 CONSULTING SERVICES.

        (a) BY BAYER. At Avigen's written request and upon reasonable advance notice, Bayer shall use its [...*...] to make appropriate Bayer personnel available to Avigen on a consulting basis with respect to the manufacturing facility and the Processing of the Product. Bayer shall provide up to [...*...] of such consulting services at [...*...]. Avigen shall reimburse Bayer for



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      37.

all consulting services in excess of [...*...] at [...*...], which Bayer may prospectively amend from time to time by giving Notice to Avigen.

        (b) BY AVIGEN. At Bayer's written request and upon reasonable advance notice, Avigen shall use its [...*...] to make appropriate Avigen personnel available to Bayer on a consulting basis with respect to clinical development of the Product. Avigen shall provide up to [...*...] of such consulting services at [...*...]. Bayer shall reimburse Avigen for all consulting services in excess of [...*...] at [...*...], which Avigen may prospectively amend from time to time by giving Notice to Bayer.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      38.

PART IV: GENERAL

                                   ARTICLE 14.

                           GENERAL PAYMENT PROVISIONS

14.1 DEDUCTIONS. Any income or other taxes which Bayer is required by Legal Requirements to pay or withhold on behalf of Avigen with respect to monies payable to Avigen under this Agreement shall be deducted from the amount of such payments and paid to the relevant competent taxing authority. Bayer shall promptly provide Avigen with a certificate or other documentary evidence to enable Avigen to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Bayer. Bayer and Avigen will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Bayer to make such payments to Avigen without any deduction or withholding, if possible.

14.2 REPORTS. Each payment made to Avigen under Article 12 shall be accompanied by a written report, showing Gross Price and Net Sales and the calculation of the same together with the calculation of the payment that is being made. The calculation shall detail the amount of Product Sold, identified on a country-by-country basis. The report shall also detail the use by Bayer of any Products under Section 12.1(b) or (c).

14.3 RECORDS. Bayer shall, and shall cause its Affiliates and Sublicensees to keep and maintain for [...*...] after payment pursuant to Article 12 complete and accurate books and records in sufficient detail so that Net Sales and payments made hereunder can be properly calculated.

14.4 INTEREST ON LATE PAYMENTS. Interest shall accrue on late payments by Bayer at a rate of [...*...] or the maximum amount permitted by law, whichever is less.

14.5 AUDIT.

        (a) AVIGEN AUDIT. No more frequently than once during each calendar year during the Term and for [...*...] thereafter, Bayer shall permit Avigen's independent auditors, to whom Bayer has no reasonable objection and with reasonable notice at any time during normal business hours, accompanied at all times, to inspect, audit and copy reasonable amounts of relevant accounts and records of Bayer, its Affiliates and Sublicensees, for the sole purpose of verifying the accuracy of the calculation of payments to Avigen pursuant to
Section 12.2(a)(ii) and the reports which accompanied them. Avigen's independent auditors shall not disclose to Avigen any information other than information relating solely to the accuracy of the accounting and payments made by Bayer pursuant to Section 12.2(a)(ii). If such audit determines that payments are due to Avigen, Bayer shall pay to Avigen any such additional amounts within [...*...] of the date on which such auditor's written report is delivered to Bayer and Avigen, unless such audit report is disputed by Bayer, in which case the dispute shall be resolved in accordance with Article 19. If the auditor determines that Bayer's payments are in excess of those required under this Agreement, Avigen shall remit the difference to Bayer of such amount within thirty (30) days of the date on which such auditor's report is delivered to Avigen and Bayer, unless such



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      39.

audit report is disputed by Avigen, in which case the dispute shall be resolved in accordance with Article 19. Any such inspection of records shall be at Avigen's expense unless such audit discloses a deficiency in the payments made by Bayer (whether for itself or on behalf of its Affiliates and Sublicensees) of more than [...*...] of the actual amount of Net Sales, in which case Bayer shall bear the cost of such audit.

        (b) BAYER AUDIT. No more frequently than once during each calendar year during the Term and for [...*...] thereafter, Avigen shall permit Bayer's independent auditors, to whom Avigen has no reasonable objection and with reasonable notice at any time during normal business hours to inspect, audit and copy reasonable amounts of relevant accounts and records of Avigen, its Affiliates and Sublicensees, for the sole purpose of verifying the accuracy of
(i) the Manufacturing Cost of the Product as reported to Bayer by Avigen, (ii) the [...*...], and (iii) the [...*...] under [...*...]. Bayer's independent auditors shall not disclose to Bayer any information other than information relating solely to the accuracy of the actual cost determinations provided to Bayer. If such audit determines that the actual cost determinations were overstated by Avigen, Avigen shall pay to Bayer the amount of such overstatement within [...*...] of the date on which such auditor's written report is delivered to Bayer and Avigen, unless such audit report is disputed by Avigen, in which case the dispute shall be resolved in accordance with Article 19. If the auditor determines that that actual cost determinations were understated by Avigen, Bayer shall remit the understated amount within [...*...] of the date on which such auditor's report is delivered to Bayer and Avigen, unless such audit report is disputed by Bayer, in which case the dispute shall be resolved in accordance with Article 19. Any such inspection of records shall be at Bayer's expense unless such audit discloses an overstatement of the actual cost determination of more than [...*...], in which case Avigen shall bear the cost of such audit.

                                   ARTICLE 15.

                         REPRESENTATIONS AND WARRANTIES

15.1 AVIGEN'S REPRESENTATIONS AND WARRANTIES. Avigen hereby represents and warrants the following to Bayer:

        (a) DUE ORGANIZATION. Avigen (i) is a company duly organized, validly existing, and in good standing under the laws of Delaware, with its principal place of business as indicated in the first paragraph of this Agreement; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on the financial condition of Avigen or the ability of Avigen to perform its obligations hereunder; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership and operation; and (v) is in compliance with its certificate of incorporation and by-laws.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      40.

        (b) EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance of this Agreement by Avigen and all instruments and documents to be delivered by Avigen hereunder (i) are within the corporate power of Avigen; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of incorporation or by-laws of Avigen; (iv) will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Avigen is a party or by which Avigen or any of its property is bound, which violation would have a material adverse effect on the financial condition of Avigen or on the ability of Avigen to perform its obligations hereunder; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority or any other Person, which has not been made or obtained previously, other than to the U.S. Department of Justice with respect to the HSR Act, to the FDA or equivalent Regulatory Agency in a country or group of countries other than the United States and as contemplated under Section 3.1.

        (c) LEGAL, VALID AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by Avigen and constitutes a legal, valid and binding obligation of Avigen, enforceable against Avigen in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

        (d) OWNERSHIP OF PATENT RIGHTS AND AVIGEN KNOW-HOW. Avigen is the sole owner of the entire right, title and interest in and to the Patent Rights and the Avigen Know-How, and to the best of Avigen's actual knowledge ("Knowledge"), no other Person (including any government) has any license, claim or other right or interest in or to the Patent Rights or the Avigen Know-How. To the best of Avigen's Knowledge, the Patent Rights, the Avigen Know-How and the License Rights may be exclusively licensed (or, in the case of the License Rights, sublicensed) in the Field as hereunder provided, in the case of the Patent Rights and Avigen Know-How without payment of any royalty or fee, or incurring any other obligation to any other Person (except with respect to any statutory march-in rights).

        (e) VALIDITY AND ENFORCEABILITY OF PATENTS. The issued patents included in the Patent Rights are valid and enforceable to the best of Avigen's Knowledge.

        (f) VALIDITY AND USE OF AVIGEN TRADEMARK. Avigen has filed an intent to use application in the United States for the Avigen Trademark and owns such application. To the best of Avigen's Knowledge, and after reasonable inquiry, such application is valid and the use of the Avigen Trademark in connection with the marketing and sale of the Product will not infringe the rights of any Third Party.

        (g) INVESTIGATION OF PRIOR ART. Avigen has [...*...] and has [...*...] conducted a [...*...] and [...*...] and [...*...] preparation and prosecution of the Patent Rights and [...*...] in connection with entering into this Agreement and [...*...], and has reviewed all [...*...] or [...*...] and [...*...]. Avigen has disclosed [...*...] of which [...*...] and other [...*...] or [...*...] and
[...*...] as of the date hereof, in each case [...*...].



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      41.

        (h) NO INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS. Based on [...*...], the [...*...] of the Product will not infringe or misappropriate any valid intellectual property or other rights of any Third Party of which [...*...].

        (i) NO INFRINGEMENT OF AVIGEN INTELLECTUAL PROPERTY. [...*...] no [...*...] of any [...*...], or any [...*...] by any Third Party.

        (j) WORK-FOR-HIRE. [...*...] all of the research and development work performed in connection with any of the [...*...] prior to the Effective Date was performed solely [...*...] or one of its [...*...], and was performed in accordance with applicable law and in compliance with all applicable regulatory requirements, and all such rights [...*...], including any and all rights of Avigen's employees and the employees of Avigen's Affiliates.

        (k) NO CLAIMS OR SUITS REGARDING AVIGEN INTELLECTUAL PROPERTY. [...*...] there are no judicial, arbitral, regulatory or administrative proceedings or investigations, claims, actions or suits relating to the Patent Rights, the License Rights, the Avigen Know-How or the Product pending against Avigen or its Affiliates in any court or by or before any governmental body or agency, including relating to product liability or compliance with good manufacturing practices or state or federal food and drug laws, and [...*...] no such judicial, arbitral, regulatory or administrative proceedings or investigations, actions or suits [...*...] against Avigen or its Affiliates inside the Territory.

        (l) PROTECTION OF CONFIDENTIAL INFORMATION. Avigen shall use [...*...] to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and nondisclosure, and requiring its employees, consultants and agents to Notify Avigen of, and to assign to it, any and all inventions and discoveries discovered by such employees, consultants and/or agents made within the scope of and during their employment.

        (m) NO MATERIAL OMISSIONS. Avigen has not, up through and including the Effective Date, omitted to furnish Bayer with any information [...*...] or [...*...] concerning (a) the Patent Rights, (b) the License Rights, (c) the Avigen Know-How, (d) the Product, or (e) the activities contemplated by this Agreement, including the clinical development and commercialization of the Product, which [...*...] to Bayer's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

15.2 BAYER'S REPRESENTATIONS AND WARRANTIES. Bayer hereby represents and warrants the following to Avigen:

        (a) DUE ORGANIZATION. Bayer (i) is a corporation duly organized, validly existing, and in good standing under the laws of Indiana, with a place of business as indicated in the first paragraph of this Agreement; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on the financial condition of Bayer or the ability of Bayer to perform its obligations hereunder; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      42.

licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership and operation; and (v) is in compliance with its certificate of incorporation and bylaws.

        (b) EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance of this Agreement by Bayer and all instruments and documents to be delivered by Bayer hereunder: (i) are within the corporate power of Bayer; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of incorporation or bylaws of Bayer; (iv) will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Bayer is a party or by which Bayer or any of its property is bound, which violation would have an adverse effect on the financial condition of Bayer or on the ability of Bayer to perform its obligations hereunder; and
(vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously other than to the U.S. Department of Justice with respect to the HSR Act, to the FDA or equivalent Regulatory Agency in a country or group of countries other than the United States.

        (c) LEGAL, VALID AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by Bayer and constitutes a legal, valid and binding obligation of Bayer, enforceable against Bayer in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

        (d) PROTECTION OF CONFIDENTIAL INFORMATION. Bayer shall use [...*...] to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and nondisclosure and requiring its employees, consultants and agents to Notify Bayer of, and to assign to it, any and all inventions and discoveries discovered by such employees, consultants and/or agents made within the scope of and during their employment.

15.3 COMPLIANCE WITH LAW. Both parties and their respective Affiliates and Sublicensees will comply with applicable Legal Requirements and other laws, regulations and governmental rules applicable to their activities in connection with this Agreement.

15.4 WARRANTY BY AVIGEN WITH RESPECT TO THE PRODUCT. Avigen hereby represents and warrants to Bayer that the quality (purity, stability, physical and chemical properties) of the Product supplied by it to Bayer shall be in accordance with the Product Specifications, [...*...] within the [...*...] of any [...*...], and shall comply with all Legal Requirements (including current Good Laboratory Practices and current Good Manufacturing Practices and those applicable laws, rules and regulations governing the formulation, manufacture, testing prior to delivery, packaging, labeling according to the Product Specifications and storage and delivery of the Product), all at the time of delivery to Bayer's warehouse(s). This warranty is exclusive and is in lieu of all other warranties, whether written or oral express, implied or statutory.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      43.

15.5 AVIGEN DISCLAIMER OF WARRANTIES. EXCEPT AS EXPLICITLY PROVIDED IN THIS
ARTICLE 15, AVIGEN PROVIDES THE PRODUCT TO BAYER ON AN "AS IS" BASIS, AND MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCT EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, CUSTOM, TRADE, QUIET ENJOYMENT, INFORMATIONAL CONTENT, OR SYSTEM INTEGRATION.

                                   ARTICLE 16.

                     REMEDIES, INDEMNIFICATION AND LIABILITY

16.1 REMEDIES FOR DELIVERY OF NON-CONFORMING PRODUCTS. Should Avigen deliver Non-Conforming Products, Bayer shall be entitled, at its option, to: (i) a [...*...] with the [...*...] or (ii) the [...*...] to Bayer of the [...*...]
with [...*...] meeting the appropriate Product Specifications ([...*...] Avigen shall use [...*...] to [...*...] as soon as possible). In addition, Bayer shall [...*...] either return or destroy any Non-Conforming Products. Any Non-Conforming Products returned by Bayer pursuant to this Section shall be delivered to Avigen at the Facility from which such Products originated. Except as set forth in this Section and in Sections 16.3 and 16.4, Avigen shall have no liability for delivery of Non-Conforming Products, and as set forth in this Section and Sections 16.3 and 16.4.

16.2 INDEMNIFICATION IN FAVOR OF AVIGEN. Bayer agrees to indemnify and hold harmless each Avigen Indemnitee from and against any and all Damages incurred by it, her or him arising from any claim, lawsuit or other action (collectively "Action") made, brought or threatened against any of the Avigen Indemnitees by a Person other than an Affiliate or Sublicensee of Avigen as a result of (a) any negligent or willful act or omission of any Bayer Indemnitee in relation to its, her or his obligations under this Agreement, (b) the breach of any provision of this Agreement by a Bayer Indemnitee, and (c) for all damage or injury to persons or property arising, on or after the Effective Date, out of [...*...] the [...*...] and [...*...] failure of any Product to [...*...] (or, in the case of non-commercial Product, [...*...], provided that such Product [...*...] Avigen to Bayer.

16.3 INDEMNIFICATION IN FAVOR OF BAYER. Avigen hereby agrees to indemnify and hold harmless each Bayer Indemnitee from and against all Damages incurred by it, her or him arising from any Action made, brought or threatened against any of the Bayer Indemnitees by a Person other than an Affiliate or Sublicensee of Bayer as a result of (a) any negligent or willful act or omission of an Avigen Indemnitee in relation to its, her or his obligations under this Agreement, (b) the breach of any provision of this Agreement by an Avigen Indemnitee (c) for all damage or injury to persons or property arising out of (i) the Phase I/II Clinical Trials, (and including, without limitation, the Ongoing Phase I/II Clinical Trials), and (ii) any failure of any Product to meet the applicable Product Specifications at the time such Product was delivered by Avigen to Bayer.

16.4 [...*...] LIABILITY AND INDEMNIFICATION. The Parties agree that Avigen shall bear [...*...] and Bayer shall bear [...*...] of all Damages incurred by or arising from an Action made



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      44.
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brought or threatened against any of the Avigen Indemnitees and any of the Bayer
Indemnitees [...*...] as a result of (a) [...*...] and [...*...] any [...*...]
and/or [...*...] for the [...*...], and [...*...] not otherwise covered by [...*...] (collectively [...*...]). Avigen agrees to indemnify and hold harmless each Bayer Indemnitee from and against [...*...] of all [...*...]. Bayer agrees to indemnify and hold harmless each Avigen Indemnitee from and against [...*...] of all [...*...].

16.5 LIMITATIONS. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall either Party be required to indemnify, defend or hold harmless any person as a result and to the extent of the negligence, intentional misconduct or default of the other Party or the other Party's Affiliates or Sublicensees. Except as set forth in this Article 16, in no event shall either Party be liable to the other Party for, and each Party shall procure that none of its Affiliates or Sublicensees shall make any claim against the other Party (or its Affiliates and Sublicensees) for, any lost profits, loss of business, loss of contracts, diminished goodwill, diminished reputation, or consequential, indirect, incidental or special damages arising under or in connection with this Agreement, the Product.

16.6 NOTICE. Should any claim arise which could reasonably be expected to lead to a claim for indemnification, the party seeking indemnification (the "Indemnified Party") shall promptly Notify the other Party (the "Indemnifying Party") of the claim and the facts constituting the basis for such claim.

16.7 DEFENSE.

        (a) DEFENSE PURSUANT TO SECTION 16.2 OR SECTION 16.3. With respect to
Section 16.2 and 16.3, the Indemnifying Party may, upon Notice to the Indemnified Party, assume the defense of any claim at its sole cost and expense. The Indemnified Party shall provide reasonable assistance in the defense of such claim in the event the Indemnifying Party assumes the defense as set forth above. The Indemnifying Party shall not settle or compromise any such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no consent shall be required to be obtained if the Indemnified Party is fully released of all liability without admission of liability or wrongdoing.

        (b) DEFENSE PURSUANT TO SECTION 16.4. With respect to Section 16.4, each Party shall have the right to participate in the defense of the Action and [...*...]. If Avigen elects not to participate in the defense of any such Action, it shall pay [...*...] of the costs incurred by Bayer in defending such Action. If Bayer elects not to participate in the defense of any such Action, it shall pay [...*...] of the costs incurred by Avigen in defending such Action. Each Party shall provide reasonable assistance in the defense of any such Action. Neither Party shall settle or compromise any such Action without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no consent shall be required to be obtained if the other Party is fully released of all liability without admission of liability or wrongdoing.

                                   ARTICLE 17.

                            CONFIDENTIAL INFORMATION



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      45.

17.1 CONFIDENTIALITY REQUIREMENT. From the Effective Date through the [...*...] of the termination or expiration of this Agreement, each Party shall keep confidential, and shall cause its respective Affiliates, Sublicensees and their respective officers, directors, employees and agents to keep confidential, and not to use for any purpose other than to perform under this Agreement, the other Party's Confidential Information, provided that the foregoing restriction shall not apply to information that (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to confidentiality under this Agreement, (ii) is hereafter disclosed to such Party by a Third Party who is not, to the knowledge of such Party, in default of any confidentiality obligation to the other Party, (iii) is hereafter developed by or on behalf of such Party, without reliance on the other Party's Confidential Information, or
(iv) is provided by such Party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, to Third Parties for consulting, accounting, legal and similar purposes, or to the Parties' permitted assigns under this Agreement. Each Party recognizes that any violation of this confidentiality provision may cause the other Party irreparable harm and agrees that the other Party may be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction without the posting of any bond or other security, enjoining the disclosing Party, its Affiliates, Sublicensees and their respective officers, directors, employees and agents from any violation or potential violation of this Article.

17.2 PERMITTED DISCLOSURE OF CONFIDENTIAL INFORMATION. Either Party shall be entitled to disclose the other Party's Confidential Information to the extent required to comply with law, regulation or court order; provided, however, that such first Party provides such other Party, if possible, advance written notice of the required disclosure (and, in any event promptly notices the other of the required disclosure) and provides such other Party with reasonable assistance to attempt to obtain a protective order for the Confidential Information required to be disclosed.

17.3 PERMITTED DISCLOSURE OF KNOW-HOW. Notwithstanding Section 17.1, either Party shall be entitled to disclose to Third Parties the other Party's Avigen Know-How or Bayer Know-How, as the case may be, solely for purposes of:

        (a) demonstrating the efficacy, safety or quality of any Products as reasonably required to obtain a BLA in any country; and

        (b) in the case of Bayer, marketing the Product in the Territory, provided that Bayer first obtains Avigen's prior written consent for the use of its Confidential Information for such purposes, which consent shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 18.

                              TERM AND TERMINATION

18.1 TERM AND EXCLUSIVITY.

        (a) TERM. The term of this Agreement ("Term") shall commence on the Effective Date and shall continue until terminated in accordance with Section 18.2.

        (b) EXCLUSIVITY. The exclusivity of the license granted to Bayer under
Section 2.1(a) shall expire as follows:



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      46.
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                (i) IN THE EUROPEAN ECONOMIC AREA. Subject to earlier
termination of the Agreement pursuant to Section 18.2, the exclusive licenses granted to Bayer under Section 2.1(a) shall automatically become non-exclusive, in each member state of the European Economic Area, on the later to occur of:

                        (A) the [...*...] anniversary of the Commercial Launch anywhere in the European Economic Area, or

                        (B) the expiration of the last to expire of the Patent Rights, License Rights and Avigen Improvement Rights in such member state;

provided, however, that if in a particular member state of the European Economic Area, (x) the expiration of the last to expire of the Patent Rights, License Rights and Avigen Improvement Rights occurs prior to the [...*...] anniversary of the first Commercial Launch in the European Economic Area, and (y) the Avigen Know-How has become generally known or insubstantial, then the exclusive license granted to Bayer under Section 2.1(a) shall become non-exclusive with respect to such member state upon the expiration of the last to expire of the Patents Rights, License Rights and Avigen Improvement Rights.

                (ii) IN THOSE COUNTRIES WITH PATENT PROTECTION OTHER THAN IN THE EUROPEAN ECONOMIC AREA. Subject to earlier termination of the Agreement pursuant to Section 18.2, the exclusive license granted to Bayer under Section 2.1(a) shall automatically become non-exclusive, in each country in the Territory (other than the member states of the European Economic Area) in which the Product may not be used or sold without a license from Avigen under the Patent Rights, License Rights and/or the Avigen Improvement Rights, on the later to occur of (i) the date of expiration of the last to expire of the Patent Rights, License Rights and the Avigen Improvement Rights in such country; and (ii) the [...*...] anniversary of the Commercial Launch of the Product in such country.

                (iii) IN THOSE COUNTRIES WITHOUT PATENT PROTECTION. Subject to earlier termination of the Agreement pursuant to Section 18.2, the exclusive license granted to Bayer under Section 2.1(a) shall automatically become non-exclusive, in each country in the Territory not covered under Sections 18.1(b)(i) or (ii) on [...*...] anniversary of the Commercial Launch of the Product in such country.

        (c) NONCOMPETE. In consideration for Bayer's efforts with respect to the Phase II/III Clinical Trials, regulatory work and marketing, Avigen agrees that it will [...*...] any Person, (including itself, but excluding Bayer, its Affiliates and Sublicensees) from [...*...] outside the [...*...], or assist any Person in doing so, during the Term, except as [...*...]. In consideration for Avigen's efforts with respect to the Phase I/II Clinical Trials, Bayer agrees that it will [...*...] during the [...*...] from any Person [...*...], except as [...*...].

18.2 TERMINATION. This Agreement may be terminated:

        (a) ELECTIVE TERMINATION. By either Party following the [...*...] anniversary of the first [...*...] in any country; provided, however, that the terminating Party has given Notice to the other Party at least [...*...] prior to the effectiveness of the termination.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      47.

        (b) BY BAYER IN THE EVENT OF A SUPPLY BREACH. By Bayer in the event of a Supply Breach by Avigen.

        (c) BY AVIGEN IN THE EVENT OF A MATERIAL BREACH BY BAYER. By Avigen, in the event that Bayer commits a material breach of this Agreement and (i) the breach is incurable, or (ii) Bayer fails to cure such breach within [...*...] of receiving a Notice of default from Avigen (or such longer period as Avigen may reasonably agree if said breach is incapable of cure within such [...*...]) ("Bayer's Cure Period"), by giving a Notice of termination to Bayer within [...*...] of first becoming aware of such breach (if such breach is incurable) or within [...*...] of the end of Bayer's Cure Period, such termination to take effect upon delivery of the Notice of termination by Avigen. Any breach by Bayer of its Commercialization diligence obligations pursuant to Section 11.1 shall be deemed to be a material breach of this Agreement on the part of Bayer.

        (d) INSOLVENCY. By either Party, in the event the other Party ("Insolvent Party") experiences an Insolvency Event, by giving Notice to the Insolvent Party, with termination of this Agreement to become effective upon delivery of the Notice.

        (e) FORCE MAJEURE. By Avigen, in the event Bayer continues to experience a Force Majeure condition for a period of at least [...*...] after Notice of the Force Majeure was given pursuant to Section 20.5 of this Agreement, by giving Notice ("Force Majeure Termination Notice") to Bayer, with termination of this Agreement to become effective upon delivery of the Force Majeure Termination Notice.

        (f) TERMINATION BY BAYER.

                (i) IN THE EVENT OF PATENT EXPIRATION. On a country-by-country basis in countries where there have been, during the Term, issued patents within the Patent Rights, License Rights or Improvement Rights, Bayer shall have the right to terminate this Agreement after expiration of the last to expire of the issued patents within the Patent Rights, License Rights and Avigen Improvement Rights in such country. In the event Bayer terminates this Agreement in any, but not all of, the countries in the Territory, (i) Bayer shall not [...*...] of Product supplied [...*...] in countries [...*...] this Agreement; and (ii) if, notwithstanding [...*...] in [...*...],[...*...] does [...*...] supplied
[...*...] in such country, [...*...] shall [...*...] both a [...*...] to Section
[...*...] and the [...*...] pursuant to [...*...].

                (ii) DURING DEVELOPMENT. By Bayer, by giving Notice to Avigen, at any time, without further payment to Avigen,

                        (A) if the [...*...] and the [...*...] do not [...*...]
for Phase II/III clinical trials that include, as determined by in its reasonable judgment, [...*...] that enable Bayer, through [...*...], to [...*...] and [...*...];

                        (B) if the results of the Phase I/II Clinical Trials do not enable Avigen to establish a Product dose which meets the phenotypic conversion and spontaneous bleeding criteria set forth in the Product Target Profile;



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      48.

                        (C) if the results of the Phase II/III Clinical Trials do not fall within the Product Target Profile as determined by Bayer in its reasonable judgment; or

                        (D) if any SAEs or AEs that are found to be drug-related emerge during the course of clinical testing that would materially limit Bayer's ability to market the Product, as determined by Bayer in its reasonable judgment, which Notice of termination shall take effect immediately.

                (iii) DURING MARKETING. By Bayer, by giving Notice to Avigen [...*...] between [...*...] of the [...*...] in the [...*...] and the [...*...]
of such [...*...], with termination of this Agreement to become effective upon a date mutually agreeable to the Parties (and failing any agreement, on the [...*...] following the date of such Notice). In the event Bayer terminates the Agreement under this Section 18.2(f)(ii), Avigen [...*...] buy back all of Bayer's rights with respect to the Product, Patent Rights, Avigen Improvement Rights and Avigen Know-How by paying to Bayer [...*...] within [...*...] after the effective date of the termination.

18.3 AVIGEN'S RIGHTS UPON TERMINATION IN CERTAIN CIRCUMSTANCES. In the event that this Agreement is validly terminated by Bayer pursuant to Section 18.2(a) (Elective Termination by Bayer), 18.2(f)(ii)(During Marketing), or Section 18.2(f)(i)(During Development), or is validly terminated by Avigen pursuant to
Section 18.2(c)(Material Breach by Bayer), Section 18.2(d)(Bayer Insolvency) or
Section 18.2(e)(Bayer Force Majeure), Bayer and Avigen agree as follows:

Bayer shall promptly and for no additional consideration (i) disclose to Avigen any Bayer Know-How that has not been previously disclosed to Avigen, and (ii) assign and transfer to Avigen upon Avigen's written request all of Bayer's right, title and interest in the Trademark(s); provided, however, that in the event Avigen has validly terminated this Agreement pursuant to Section 18.2(d)(Bayer Insolvency) or Section 18.2(e)(Bayer Force Majeure), Avigen shall pay to Bayer, in consideration of such assignment and transfer, an amount equal to the Fair Market Value of (i) the Bayer Know-How, and (ii) the Trademark.

18.4 BAYER'S RIGHTS UPON TERMINATION FOR SUPPLY BREACH AND AVIGEN INSOLVENCY. In the event Bayer validly terminates this Agreement pursuant to Section 18.2(b)(Supply Breach) or 18.2(d)(Avigen Insolvency), the Parties agree as follows:

        (a) Avigen shall promptly disclose to Bayer any Avigen Know-How that has not been previously disclosed to Bayer for no additional consideration;

        (b) All rights granted under Sections 2.1(a) and 2.2 shall continue in all respects;

        (c) The license of Section 7.2 shall terminate;

        (d) Notwithstanding Section 3.8(b) of this Agreement, Bayer shall be entitled to release the Plasmids from escrow and to use the Plasmids in practicing the license rights granted to Bayer under this Agreement (including, without limitation, to use the Plasmids to establish one or more master plasmid banks to be owned by Bayer);



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      49.

        (e) Bayer shall no longer be required to purchase its and its Affiliates' and Sublicensees' requirements for Product from Avigen;

        (f) The royalties payable under Section 5.2 shall continue in all respects, provided, however, that in the event Avigen was capable of supplying Product to Bayer but willfully did not supply Product to Bayer, Bayer shall have the right to offset against such royalties the expenses of procuring an alternative supply (whether from a Third Party or by Bayer establishing its own supply facility) to the extent those costs and expenses exceed those which would have been payable to Avigen for supply of Product.

        (g) Bayer shall, if it Sells Product, assume the obligation to pay all Third Party royalties or other amounts due under the Licenses in connection with the manufacture, use sale, offer for sale, importation and exportation of the Product by Bayer.

18.5 BAYER'S RIGHTS UPON AVIGEN MATERIAL BREACH OTHER THAN SUPPLY BREACH); AVIGEN FORCE MAJEURE. In the event (A) Avigen commits a material breach other than a Supply Breach and (i) the breach is incurable, or (ii) Avigen fails to cure such breach within [...*...] of receiving a Notice of default from Bayer (or such longer period as Bayer may reasonably agree if said breach is incapable of cure within such [...*...]) ("Avigen's Cure Period"), upon the end of the Avigen Cure Period or Notice of an incurable material breach other than a Supply Breach, or (B) Avigen continues to experience a Force Majeure condition for a period of at least [...*...] after Notice of the Force Majeure was given pursuant to Section 20.5 of this Agreement, upon Notice to Avigen, Bayer shall:
(i) have the right to [...*...], of which the obligation to perform Avigen has breached or been unable to perform, and (ii) be entitled to [...*...] to [...*...] by [...*...] against the payments due under this Agreement. This Agreement shall otherwise continue in full force and effect. For purposes of this Section 18.5, any failure by Avigen to fulfill its obligations under
Section 2.8 shall be deemed a material breach.

18.6 EFFECT OF TERMINATION. Expiration or termination of this Agreement for any reason shall not be construed to release any Party of any obligation matured prior to the effective date of such expiration or termination. Bayer may, for [...*...] after the effective date of expiration or termination, Sell all Products [...*...] and shall be liable for payment of the Package Price on such Sales and any royalties due under Section 5.2.

18.7 SURVIVAL. Articles 16, 17, 18, 19 and 20 and Sections 2.1(c), 2.9, 6.4,
6.5, 6.6 and 6.7 shall survive any termination of this Agreement.

18.8 TERMINATION OF EXCLUSIVE DISTRIBUTORSHIP. Bayer hereby expressly and irrevocably [...*...]. Nothing in this Section 18.8 shall be construed to [...*...] by Avigen otherwise available under this Agreement.

                                   ARTICLE 19.

                       DISPUTE RESOLUTION AND ARBITRATION

19.1 INITIAL DISPUTE RESOLUTION EFFORTS. Except for the determination of Fair Market Value, the Parties shall attempt to resolve any dispute, controversy, or claim arising out of, or in connection with, this Agreement amicably and promptly by negotiations between executives who



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      50.

have authority to settle the controversy. Either Party may give the other Party written Notice of any dispute not resolved in the normal course of business. Within seven (7) days after delivery of such Notice, executives of the Parties shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the first meeting of such executives (or, if the Parties are unable to mutually agree upon an acceptable time and place to meet, within sixty (60) days of the disputing Party's Notice), either Party may, by Notice to the other Party ("Dispute Escalation Notice"), refer the matter to the respective officers of the Parties designated below.

        For Bayer:  General Manager, Senior Vice President of Bayer Corporation,
                    Biological Business Unit

        For Avigen: Chief Executive Officer of Avigen

Such officers shall negotiate in good faith to resolve the matter in an amicable manner within sixty (60) days of the Dispute Escalation Notice. In the event the matter is not resolved within such sixty (60) days, either Party may initiate arbitration of the dispute as provided for in this Section 19.1.

19.2 ARBITRATION.

        (a) ARBITRATION RULES. Subject to Section 19.1 having been complied with, any and all disputes, controversies, claims, or differences arising out of, relating to, or having any connection with this Agreement (including any question relating to its existence, validity, interpretation, performance, or termination) shall be referred to and finally resolved by arbitration in accordance with the then current rules of the American Arbitration Association ("AAA Rules"), conducted in accordance with the remainder of this Section 19.2, unless an alternative dispute resolution process is approved by the Governance Committee within ninety (90) days of the Effective Date, in which case the alternative process shall be used.

        (b) NUMBER AND SELECTION OF ARBITRATORS. The number of arbitrators shall be three (3), who shall be selected as follows: each of the Parties shall chose one (1) arbitrator within ten (10) Business Days of initiating or receiving notice of the reference to arbitration (as the case may be), and those Party-appointed arbitrators shall unanimously select one (1) chairman arbitrator within ten (10) Business Days of the appointment of the last of the Party-appointed arbitrators, who shall be a lawyer familiar with disputes in the pharmaceutical industry. If the Party-appointed arbitrators are unable to agree upon the selection of the third arbitrator, such chairman arbitrator shall be selected by the AAA.

        (c) PLACE AND LANGUAGE OF ARBITRATION. The place of arbitration shall be New York, New York, at a suitable venue to be agreed by the arbitrators within twenty (20) Business Days of the appointment of the chairman arbitrator. The proceedings shall be conducted in the English language.

        (d) BINDING DECISION. The decision and award of the arbitral tribunal shall be made by majority decision and shall be final, nonappealable and binding on both Parties and their successors and assigns.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      51.
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        (e) ALLOCATION OF COSTS. The decision and award of the arbitral tribunal shall include a decision regarding the allocation of costs relating to any such arbitration. In making their decision regarding costs, the arbitrators shall have due regard (inter alia) to any delay on the part of either Party.

        (f) INTEREST. The arbitral award may include both pre- and post-award interest, at a rate to be determined by the arbitral tribunal.

        (g) LIMITATION OF DAMAGES. The arbitral tribunal shall not be empowered to award Damages in excess of actual damages and each Party irrevocably waives any right to recover such excess damages with respect to any dispute resolved by arbitration.

        (h) CURRENCY. The award of the arbitral tribunal shall be rendered in Dollars.

        (i) SPEED OF ARBITRATION.

                (i) GENERALLY. Each Party shall use reasonable efforts to expedite the arbitration process.

                (ii) CLINICAL OR MANUFACTURING ISSUES. To the extent that a dispute, controversy, claim or difference is a Phase I/II Completion Issue pursuant to Section 3.1(a)(i), a Clinical Issue arising under Section 3.1(c), a Manufacturing Issue arising under Section 13.1, or a Reestablishment Issue pursuant to Section 8.7, the goal of the Parties is to conduct the arbitration on an expedited basis and, in any event, the arbitral tribunal shall render its decision within ninety (90) days of the selection of the chairman arbitrator. Each Party agrees to use its [...*...] to cause the arbitration to be held in as efficient and expeditious manner as practicable so that a decision may be reached in a timely manner. Notwithstanding Section 19.2(b), the arbitrators selected by the Parties (i.e., the first two (2) arbitrators) for any arbitration of a Clinical Issue or a Manufacturing Issue, shall each have no less than ten (10) years experience in the area of expertise implicated by the subject matter of the arbitration.

        (j) ENFORCEMENT OF JUDGMENT. The decision and award of the arbitral tribunal shall be final and binding upon the Parties. Once rendered, the award shall be enforceable in any court of competent jurisdiction. Judgment on the arbitral award may be entered in any court having jurisdiction thereof.

        (k) CONFIDENTIALITY. The Parties shall keep confidential (i) the existence of the arbitration proceedings, (ii) documents prepared for the proceedings, and (iii) other documents made available during the proceedings, except as required by Legal Requirements or as required for recognition and enforcement of the arbitral decision and award.

        (l) INTERIM MEASURES. Notwithstanding this Article 19, either Party may apply to any court having jurisdiction (i) to enforce the arbitration provisions of this Agreement, and (ii) to seek provisional injunctive relief so as to maintain the status quo (including, but not limited to, maintaining the confidentiality of any arbitration proceedings and the Confidential Information) until the arbitration award is rendered or the dispute is otherwise resolved.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      52.
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                                   ARTICLE 20.

                               GENERAL PROVISIONS

20.1 NOTICE. Notices provided for herein (each, a "Notice") shall be in writing and shall be delivered by hand or overnight courier service, or mailed (certified or registered) as follows:

              If to Bayer, to:

              Bayer Corporation
              Biological Products Business Unit
              79 T.W. Alexander Drive
              4101 Research Commons
              P.O. Box 13887
              Research Triangle Park, North Carolina  27709
              U.S.A.
              Attn:  General Manager

              with copies, which shall not constitute notice hereunder, sent to:

              Bayer Corporation
              Law & Patents
              79 T.W. Alexander Drive
              4101 Research Commons
              P.O. Box 13887
              Research Triangle Park, North Carolina  27709
              U.S.A.
              Attn:  Senior Counsel

              and

              Bayer Aktiengesellschaft
              Patents and Licensing/Pharma
              D-51368 Leverkusen
              Germany
              Attn:  General Counsel

              If to Avigen, to:

              Avigen, Inc.
              1201 Harbor Bay Parkway, #1000
              Alameda, CA  94502
              Attn:  Vice President of Business Development



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      53.

              with a copy, which shall not constitute notice hereunder, sent to:

Notwithstanding the foregoing, all Notices which are required to be given under Sections 4.2 and 4.3 of this Agreement shall be in writing and shall be delivered by hand or overnight courier service or mailed (certified or registered) as follows:

              If to Bayer, to:

              Bayer Corporation
              Global Drug Safety - Biologicals
              800 Dwight Way
              Berkeley, California  94710
              U.S.A.
              Telephone:  510-705-4947
              Facsimile:  510-705-4714
              E-mail:  gds.biologicals@bayer.com

              with copies, which shall not constitute notice hereunder, sent to:

              Bayer Corporation
              Biological Product Business Unit
              79 T.W. Alexander Drive
              4101 Research Commons
              P.O. Box 13887
              Research Triangle Park, North Carolina  27709
              U.S.A.
              Attn:  General Manager

              Bayer Corporation
              Law & Patents
              79 T.W. Alexander Drive
              4101 Research Commons
              P.O. Box 13887
              Research Triangle Park, North Carolina  27709
              U.S.A.
              Attn:  Senior Counsel

              If to Avigen, to:

              Avigen, Inc.

              Avigen, Inc.
              1201 Harbor Bay Parkway, #1000
              Alameda, CA  94502
              Attn:  Vice President of Business Development



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      54.

              with a copy, which shall not constitute notice hereunder, sent to:



All Notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or on the date ten
(10) Business Days after dispatch by certified or registered mail (postage prepaid) if mailed, in each case delivered, sent or mailed (properly addressed) to such Party to its address as set forth in this Section, or to such other address that such Party may have notified to the other Party from time to time.

20.2 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, other than its conflict of laws principles directing the application of any law other than that of the State of New York.

20.3 REGISTRATION AND FILING OF THIS AGREEMENT. To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including, without limitation, the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities, the U.S. Department of Justice or the U.S. Federal Trade Commission, in accordance with Legal Requirements, such Party shall inform the other Party thereof and both Parties shall cooperate each at its own expense in such filing or notification and shall execute all documents reasonably required in connection therewith. In such filing or registration, the Parties shall request confidential treatment of sensitive provisions of the Agreement, to the extent permitted by law. The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate to respond to any request for further information therefrom on a timely basis.

20.4 RELATIONSHIP. This Agreement shall not constitute any Party as the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other Party. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

20.5 FORCE MAJEURE. If any of the Parties is impeded in fulfilling its undertakings in accordance with this Agreement by circumstances beyond its reasonable control, such as, but not limited to, labor conflict, lightening striking, acts of God, earthquake, fire, war, mobilization or unforeseen military call-up of a large magnitude, requisition, confiscation, commandeering, public decrees, riots, insurrections, changes in Legal Requirements, and technical events beyond Avigen's reasonable control, the impediment shall be considered a Force Majeure condition and the Party shall be exempted from liability for delays due to such reasons; provided, however, that it notifies the other Party thereof without undue delay after such a circumstance has occurred. Upon such notification, the Parties shall agree upon a reasonable extension of the time for performance, not to exceed an extension equal to the period the Force Majeure condition continues to exist. For purposes of this Agreement, the Parties agree that general shortages of transport, goods or energy and faults or delays in deliveries from subcontractors or suppliers shall not constitute a Force Majeure.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      55.

20.6 PUBLICITY. Except as otherwise required by Legal Requirements, no Party shall use the other's name or refer to it directly or indirectly in an advertisement or news release or otherwise disseminate to any third party or issue any news release relating to this Agreement, without prior written approval from such Party for such use or release. The Parties agree that a news release with respect to the consummation of this transaction and the details thereof will be made, the content and form of which shall be as set forth on
Schedule 20.6.

20.7 HEADINGS. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

20.8 ASSIGNMENT. This Agreement may not be assigned by Avigen without the prior written consent of Bayer except in connection with a merger or acquisition of Avigen or the sale or merger of all or substantially all of its assets; provided, however, that Avigen may assign its right to receive payment hereunder without prior consent of Bayer, but provided it notifies Bayer of such assignment within three (3) Business Days. Bayer may assign this Agreement only to any Bayer Affiliate or in connection with an acquisition of Bayer or the sale or merger of all or substantially all of the business to which this Agreement pertains.

20.9 COVENANT OF FURTHER ASSURANCES. The Parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the Parties shall execute and deliver any further legal instruments and perform such acts which are or may become necessary to effectuate the purposes of this Agreement.

20.10 ENTIRE AGREEMENT. Together with the Subscription Agreement and the Confidential Disclosure Agreement dated March 30, 2000, this Agreement and all attachments, including exhibits and schedules hereto, constitute the entire agreement among the Parties with respect to the matters set forth herein, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect thereto.

20.11 SEVERABILITY. If any term of other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the underlying transaction, taken as a whole, is not affected in any manner materially adverse to either Party. Upon such determination that (i) any term of other provision is invalid, illegal or incapable of being enforced and (ii) the economic or legal substance of the underlying transaction, taken as a whole, is affected in a manner materially adverse to either Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by Legal Requirements in order that the underlying transaction be completed as originally contemplated to the fullest extent possible.

20.12 WAIVERS; AMENDMENT. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or conditions or the future exercise of such right, and the obligation of the other Party with respect to such future performance shall continue in



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      56.

full force and effect. No item or provision of this Agreement may be altered or amended except by a writing signed by both Parties.

20.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and same instrument.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      57.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first written above.


BAYER CORPORATION



By: /s/ Jan P. Turek
    -----------------------------------
    Name: Jan P. Turek
    Title: Senior Vice President and General Manager, Biological Products
           Business Unit



AVIGEN, INC.



By: /s/ John Monahan
    -----------------------------------
    Name: John Monahan, Ph.D.
    Title: Chief Executive Officer



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 SCHEDULE 1.37

                               FAIR MARKET VALUE

1. The Fair Market Value shall be the fair market value of the property (tangible or intangible) to be sold by one Party and purchased by the other, determined as at the date on which the purchasing Party notifies its intention to purchase the property in question ("Purchase Notice"). Such fair market value may be mutually agreed between the Parties within twenty (20) Business Days of the Purchase Notice ("Negotiation Period").

2. If the Parties do not agree the amount of the fair market value within the Notification Period, either Party shall be entitled by Notice to the other ("Valuation Notice") to request that the fair market value be determined by an independent accountant ("Independent Accountant").

3. The Independent Accountant shall

        (a) belong to a reputable, national firm of accountants;

        (b) be a member of the American Institute of CPAs;

        (c) be generally knowledgeable about the pharmaceutical industry; and

        (d) be appointed by agreement between the Parties within ten (10) Business Days of the Valuation Notice, failing which his appointment shall be referred to the American Institute of CPAs (whose costs shall be borne equally among the Parties or, if the selling Party objects to such cost arrangement, by the purchasing Party) and who shall appoint the Independent Accountant who fulfils the foregoing criteria of this paragraph 3.

4. The Independent Accountant shall be requested to determine the fair market value as it was at the date of the Purchase Notice. For the purpose of determining such fair market value and unless both Parties agree otherwise in writing, the Independent Accountant shall determine the fair market value:

        (a) in accordance with generally accepted accounting principles and practices in the United States consistently applied;

        (b) assuming a sale on an arm's length basis between a willing seller and purchaser;

        (c) assuming that the selling Party will continue to do business as a going concern; and

        (d) as soon as reasonably practicable and in any event within sixty (60) Business Days of his appointment.

        Each Party shall be entitled to submit in writing to the Independent Accountant within twenty (20) Business Days of his appointment its suggestions and comments regarding the fair market valuation in question, which the Independent Accountant shall be entitled to take into account as he sees fit.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       2.

5. Each Party shall promptly provide the Independent Accountant with any information in their possession which the Independent Accountant requests because he deems it relevant to his valuation.

6. The Independent Accountant shall be requested to summarise the basis for, and to state the result of, his valuation in a written statement issued simultaneously to both Parties. Except in the case of manifest error, such valuation shall be conclusive and binding on both Parties.




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       3.

                                  SCHEDULE 1.35

                             EXISTING LICENSE RIGHTS

                                                                      EFFECTIVE
LICENSOR    SUBLICENSING    SUBJECT MATTER              EXPIRES         DATE
[...*...]        Yes          [...*...]                 [...*...]     [...*...]

[...*...]        Yes          [...*...]                 [...*...]     [...*...]

[...*...]

[...*...]        Yes          [...*...]                 [...*...]     [...*...]

[...*...]        Yes          [...*...]                 [...*...]     [...*...]

                              [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       4.

                                  SCHEDULE 1.65

                                  PATENT RIGHTS

                                                                           ISSUED/EXPIRATION
 PATENT NUMBERS                            TITLE                           DATE                SCOPE
------------------ ------------------------------------------------------ -------------------- ------------------
[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]


APPLICATION
NUMBERS                                                                   DATE FILED

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]

[...*...]          [...*...]                                              [...*...]            [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       5.

                                  SCHEDULE 1.77

                             PRODUCT SPECIFICATIONS


                 AAV-hFIX9 (MUSCLE) BULK DRUG SUBSTANCE TESTING


       TEST              STAGE            METHOD           SPECIFICATION
-------------------- ------------- -------------------- -------------------
[...*...]              [...*...]        [...*...]           [...*...]




FINAL PRODUCT TESTING

       TEST                     METHOD                     SPECIFICATION
--------------------  ---------------------------  -----------------------------
[...*...]                      [...*...]                      [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       6.

                                  SCHEDULE 1.78

                             PRODUCT TARGET PROFILE


           PRODUCT PROFILE                            MINIMUM BASE
--------------------------------------  ----------------------------------------
              [...*...]                                 [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       7.

                                  SCHEDULE 3.5

                                  PROJECT TEAM

AVIGEN REPRESENTATIVES:
-----------------------

Co-Manager:
Clinical:
Scientific:
Regulatory:
QA/QC:
Manufacturing/Technical Operation:
Marketing:


BAYER REPRESENTATIVES:
----------------------

Co-Manager:  Project Manager [...*...]
Clinical:  Clinical Director, International Clinical Projects [...*...]
Scientific:  Biotechnology Principal Research Scientist [...*...]
Regulatory:  Director, Regulatory Affairs [...*...]
QA/QC:  Director, QA [...*...]
Manufacturing/Technical Operation:  Director, Biological Operations [...*...]
Marketing:  Marketing Manager [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       8.

                                  SCHEDULE 3.6

                         MEMBERS OF GOVERNANCE COMMITTEE


AVIGEN REPRESENTATIVES

        Business:   [...*...] Vice President of Business Development and Chief
                    Patent Counsel
        Patents:
        Science:    [...*...] Vice President of Research and Development
        Finance:    [...*...] Chief Financial Officer


BAYER REPRESENTATIVES

        Business:   [...*...] Vice President, L.C.M - Kogenate
        Patents:    [...*...] Senior Patent Counsel
        Science:    [...*...] Vice President, Research and Technology
        Finance:    [...*...][...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       9.

                                 SCHEDULE 4.1(b)

        RULES AND SCHEDULES FOR EXPEDITED REPORTING IN LICENSE AGREEMENTS


                                         TIMELINES FOR ADVERSE EVENT REPORTING
----------------------------------------------------------------------------------------------------------------------
                                                                                Timelines
                                                    ------------------------------------------------------------------
                                                                             15-Day Expedited
                                                                               All serious
                                                      7-Day Expedited       marketed reports,        Non-Expedited
                                                     (Outcome of death     serious, unexpected     (Not Serious, or
                                                    or life threatening       and unrelated          not related
        Responsible                 Action          in a clinical study)    clinical reports)      clinical report)
---------------------------- ---------------------- --------------------- ---------------------- ---------------------
Bayer Medical/Affiliate,     Distribution of
Avigen                       Report to Bayer
                             Global Drug Safety
                             -- Biologicals              [...*...]              [...*...]             [...*...]

Bayer Global Drug Safety     Date entry,
-- Biologicals               evaluation                  [...*...]              [...*...]             [...*...]

Bayer Global Drug Safety     Distribution to
-- Biologicals               Bayer Affiliates and
                             Avigen                      [...*...]              [...*...]             [...*...]

Bayer Global Drug Safety     Notification to
-- Biologicals/ Affiliate    authorities                 [...*...]              [...*...]             [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      10.

                                  SCHEDULE 8.2

                EXAMPLE OF PRODUCT FORECASTS AND PURCHASE ORDERS

The following addresses issues for:

-     Article 8.2      Quarterly Product Forecast for Commercial Supply.

-     Article 8.2(a)   Product Forecasts.

-     Article 8.2(c)   Delivery of Purchase Order: Contents.

-     Article 8.2(d)   Amending Orders and Forecasts.

The following Schedule is an example of how the above mentioned sections are to be applied:

Each quarter, Bayer will submit to Avigen a rolling Forecast for the next [...*...] quarters.

Assume point in time is December 2006 and the Product is being sold commercially. Forecast is submitted to Avigen as follows:

        [...*...]

        Included with the Forecast is a Purchase Order for [...*...] Doses and [...*...] is locked into the [...*...] cannot vary, up or down, more than [...*...] versus this Forecast.

Before the end of [...*...] a new rolling forecast is issued as follows:

        [...*...]

        Included with the Forecast is a Purchase Order for [...*...] Doses, which is within the [...*...] from the prior Forecast. [...*...] now becomes locked into the [...*...] The Purchase Order for [...*...] must be between [...*...] doses.

        The intent is that the Forecast and Purchase Order for the [...*...] is binding and the Purchase Order for [...*...] can vary only [...*...] up or down, versus the prior forecast. The Forecast for subsequent [...*...] (per this example, [...*...] may vary, versus the prior Forecast (Forecast submitted [...*...] based on changing market conditions and inventory levels.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      11.

                               SCHEDULE 9.3(c)(i)

                                 BAYER QA RIGHTS


                TASK                        BAYER REVIEW
------------------------------------------ --------------
[...*...]                                     [...*...]

        Note: Q designates Quality Assurance, T designates Technical Development, A designates Analytical Development, RA designates Regulatory Affairs.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      12.

                                SCHEDULE 12.2(a)

EXAMPLE OF PREPAYMENT AND PAYMENT OF BALANCE OF PACKAGE PRICE AND AVIGEN ROYALTY

EXAMPLES 1 AND 2:
Assumptions:

-       Bayer orders and receives 10 doses from Avigen

- Within [...*...] after the invoice date for Product, Bayer will remit to Avigen [...*...] per dose

-       Bayer Net selling price is [...*...] per dose

-       Bayer sells 8 doses during a quarter

- Bayer provides a sales schedule to Avigen, [...*...] after close of quarter reflecting Net Sales, related prepayments and Balance of Package Price due to Avigen

-       Cumulative Net Sales are less than [...*...] dollars

- Amount due Avigen, [...*...] of Net Sales, includes a royalty of [...*...] plus a Package Price of [...*...] of Net Sales



EXAMPLE 1

Bayer invoices full sales price for 8 doses

         Bayer Invoice, 8 doses at [...*...], per dose                                        [...*...]

         Amount due Avigen at [...*...] of Net Sales                                          [...*...]
         Less Prepayment, 8 doses sold                                                        [...*...]

         Balance due Avigen                                                                   [...*...]

EXAMPLE 2

Payments to Bayer [...*...]
 Bayer invoices 8 doses at [...*...] in the [...*...] of the [...*...]

         [...*...]

         Bayer Invoice, 8 doses at [...*...] per dose                                         [...*...]
         Amount due Avigen at [...*...] of Net Sales                                          [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      13.

Less Prepayment, 8 doses sold                                                                 [...*...]
         Balance due Avigen with report of Net Sales for first calendar                       [...*...]
         quarter of first year

     [...*...]

         Bayer Invoice, 8 doses at [...*...] per dose                                           [...*...]
         Amount due Avigen at [...*...] of Net Sales                                            [...*...]
         Balance due Avigen with report of Net Sales for first calendar               [...*...]
         quarter in each year                                                    (plus Package Price and
                                                                                 Avigen Royalty on any
                                                                                 additional Sales in such
                                                                                 reporting period, less
                                                                                 prepayment on any
                                                                                 additional doses sold by
                                                                                 Bayer in such reporting
                                                                                 period)

     [...*...]


EXAMPLE 3 -- AVERAGE MINIMUM PACKAGE PRICE

Assumptions:
-     Avigen Manufacturing Cost is [...*...] per Dose

-     [...*...] on Manufacturing Cost is [...*...] (per Section 12.1(a)(iii))

-     [...*...]

-     Bayer invoices 8 Doses at [...*...] each on Bayer Invoice

-     Cumulative Net Sales are less than [...*...]

-     Avigen delivers 10 doses of Product during the reporting period

-     Bayer sells 8 doses of Product in the reporting period


A
8 Doses at [...*...] per dose                                                                   [...*...]
Package Price due Avigen at of [...*...] of Net Sales                                           [...*...]

B
Average Minimum Package Price Calculation
Avigen Manufacturing Cost for 8 doses                                                           [...*...]
[...*...]                                                                                       [...*...]
[...*...] of Net Sales                                                                          [...*...]
Package Price due Avigen, calculated per 12.1(a)(iii)                                           [...*...]

The Package Price for the doses sold in the reporting period is [...*...] because this is [...*...]

Additional calculations to arrive at amount due under 12.2(a):
Package Price calculated above                                                                  [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      14.


Avigen Royalty at [...*...] Net Sales                                                           [...*...]
Less Prepayment, 8 doses sold                                                                   [...*...]
Balance due Avigen                                                                              [...*...]




     [...*...]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      15.

                                  SCHEDULE 20.6

                                  PRESS RELEASE



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      16.

Press Release

SOURCE: Avigen, Inc.

Avigen Signs Hemophilia Gene Therapy Deal With Bayer

Leaders in Gene Therapy and Hemophilia Join Forces

ALAMEDA, Calif. and LEVERKUSEN, Germany, Nov. 17 /PRNewswire/ -- Bayer Corporation, a worldwide health care and life sciences company and leader in the development, manufacture, and distribution of hemophilia treatments, and Avigen, Inc. (Nasdaq: AVGN - news), a biotechnology company at the forefront of new gene transfer therapies, announced today that they have taken an important step in the treatment of hemophilia B. The two companies signed an agreement that grants exclusive worldwide marketing and distribution rights to Bayer for Avigen's Coagulin-B(TM) gene therapy treatment for hemophilia B.

Under the terms of the agreement, Bayer, in collaboration with Avigen, will conduct the planned Phase II/III clinical trials for Coagulin-B(TM). In collaboration with Bayer, Avigen will file for regulatory approvals and will be the holder of regulatory licenses worldwide, including the United States, European Union, Canada, and Japan.

The partnership, valued up to $60 million, includes a $15 million up-front purchase of Avigen stock, at a premium to market, milestone payments, and payment of the clinical trial and AAV vector manufacturing costs by Bayer. Additionally, Avigen will receive a royalty on net sales for its intellectual property, as well as a substantial share of revenue from future Coagulin-B(TM) sales. Avigen will manufacture the product for worldwide distribution at its new manufacturing facility in Alameda, Calif. The product's label will bear the names of both companies, Avigen as the manufacturer and Bayer as the distributor.

Hemophilia B is a sex-linked bleeding disorder caused by the absence or deficiency of the blood clotting protein factor IX. According to the World Hemophilia Foundation, one in 10,000 males born worldwide has hemophilia. The two major forms of the disease are hemophilia A and hemophilia B. The more common, hemophilia A, is caused by a lack of blood clotting protein factor VIII. Hemophilia B, the target of the current research, is about one-fifth as common as hemophilia A. Worldwide, the estimate of people suffering from hemophilia is 400,000.

"We are pleased to partner with Avigen in this effort because it represents an exciting leap forward for people with hemophilia," said Jan Turek, Senior Vice President and General Manager of Bayer Corporation's Biological Products Business Unit Worldwide. "We are confident that Coagulin-B(TM) will be the first gene therapy application for the treatment of hemophilia. This is the kind of significant discovery the hemophilia community has been anxiously awaiting."

"Avigen is pleased with the agreement on two levels," said John Monahan, Ph.D., Avigen President and CEO. "First, in Bayer we have found a prestigious worldwide pharmaceutical



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      17.

company that is a leader in the hemophilia market, having worked to treat this disease for decades. Second, Bayer has the resources to conduct and finance worldwide clinical testing for Coagulin-B(TM) and has a strong worldwide marketing and distribution presence in hemophilia treatment. The Bayer-Avigen combination of expertise and resources will enhance our capability to deliver this product to market quickly so that patients can benefit from it. At the same time, the partnership will enable Avigen to focus its resources on other products in the development pipeline for the treatment of hemophilia A and other genetic disorders."

"Gene transfer therapy shows promise in the treatment of hemophilia, and is an important medical breakthrough offering the potential for a cure," continued Turek. "Avigen is on the cutting edge of technology for gene therapy products derived from adeno-associated virus (AAV), and we are excited about bringing our expertise in clinical development to this partnership in order to move Coagulin-B(TM) to market as quickly as possible. This alliance reinforces our ongoing commitment to bleeding disorders, and serves as an example of how our substantial investments in research and development are making pioneering therapies a reality for the bleeding disorders community."

Coagulin-B(TM) is Avigen's proprietary AAV vector, which carries the gene for factor IX, the missing or deficient protein that causes hemophilia B. Coagulin-B(TM) is designed to deliver the factor IX gene into the patient's muscle cells where it will continuously produce factor IX. Sustained levels of factor IX in the bloodstream are expected to substantially reduce spontaneous bleeding episodes and the need for factor IX protein infusion. Avigen officials are optimistic that the continuing research will demonstrate promising results.

"The agreement advances our tradition of offering innovative, safe and effective therapies to individuals with hemophilia. Bayer has more than two decades of proven success in the hemophilia market including the recent launch of Kogenate(R) FS/KOGENATE(R) Bayer for the treatment of hemophilia A," added Turek. "At Bayer, it has been our mission, since the introduction of the first factor IX replacement product in 1969, to quickly make available new, safer and more technologically advanced products to patients with bleeding disorders. Bayer will continue to explore new treatment options that can dramatically improve the quality of life of patients with hemophilia including gene therapy research in hemophilia A."

This AAV vector-based product builds on the foundation of pioneering research conducted at the Children's Hospital of Philadelphia (CHOP) and Stanford University by Dr. Katherine High and Dr. Mark Kay, respectively. Numerous experiments in animals have shown the product to be extremely safe and capable of producing therapeutic levels of the missing Factor IX in animals. Phase I clinical studies are underway, being led by Dr. Catherine Manno at CHOP and Dr. Bertil Glader at Stanford. If the results observed in the animal studies are borne out in clinical trials, such levels in humans would result in significant reduction in bleeding episodes.

Based in the San Francisco Bay area, Avigen, Inc., is a biotechnology company involved in the development of gene therapy products derived from AAV for the treatment of inherited and acquired diseases. Avigen's proposed gene therapy products are designed for direct administration to patients in order to achieve production of therapeutic proteins within the body. Additional information on Avigen's proprietary gene therapies can be found at www.avigen.com.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      18.

Bayer Corporation is a research-based company with major businesses in health care, life sciences, and chemicals, with 1999 sales of $8.9 billion. The Bayer Biological Products Business Unit, headquartered in Research Triangle Park, N.C., is responsible for the global development and marketing of Bayer's recombinant antihemophilic factor replacement products. Bayer currently provides nearly 50 percent of the world's supply of recombinant factor VIII for hemophilia A patients. Bayer recently made a significant advancement in the treatment of the hemophilia A with the launch of Kogenate(R)FS/KOGENATE(R) Bayer, a next generation formulation recombinant factor VIII, which is formulated without human proteins. Recent and planned investments in research and development and manufacturing technology are expected to result in additional new products, enhanced safety profiles, and increased production capacity for products in chronically short supply.

This news release contains forward-looking statements regarding Bayer's and Avigen's beliefs as to the future of gene therapy for the treatment of hemophilia, and benefits that will result to Avigen from its agreement with Bayer, which involve risks and uncertainties that may cause actual results to differ materially. In particular: the agreement is subject to regulatory approval before it comes into effect, which approval may not be obtained; Coagulin-B(TM) is in the early stages of clinical trials, and only a small sample of patients have been treated, in which case the results obtained to date could be a statistical anomaly and not indicative of future results; further studies may return different results, which could delay or prevent Coagulin-B(TM) from progressing to later stage clinical trials or being approved for commercial sale; other companies may develop products that compete favorably against Coagulin-B(TM) at the time, if ever, that Coagulin-B(TM) receives regulatory approval; and other risks detailed from time to time in documents filed by Avigen with the SEC, including the report on Form 10-K for the year ended June 30, 2000.

SOURCE: Avigen, Inc.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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